UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JULY 30, 2007
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of
incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 Burrard Street, Suite 1220, Vancouver, British
Columbia, Canada	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 685-0076
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTICE

This Amendment No. 1 to Form 8-K is filed to update the list of exhibits under Item 9.01, and to file certain exhibits which were inadvertently omitted from the original Form 8-K. Additionally, the list of officers reported at Item 2.01 has been updated to show the appointment of Eric Leslie as Secretary, and to provide a description of Mr. Leslie’s business background. Finally, the shareholding percentage of directors and officers reported at Item 2.01 has been updated to include Eric Leslie and to reflect the correct percentage. No other changes to the original Form 8-K have been made.

FORWARD-LOOKING STATEMENTS

Much of the information included in this Current Report on Form 8-K (the “Current Report”) includes or is based upon estimates, projections or other “forward looking statements”. Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. These statements relate to future events or our future financial performance. In some cases you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of those terms or other comparable terminology. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Such estimates, projections or other forward looking statements involve various risks and uncertainties and other factors, including the risks in the section titled “Risk Factors” below, that may cause us or our Company’s actual results, levels of activities, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform those statements to actual results.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

As used in this Current Report: (i) the terms “Company”, “our company”, “we”, “us” and “our” refer to Park Place Energy Corp., a Nevada corporation, and its subsidiaries, unless the context requires otherwise; and (ii) references to Park Place Canada mean Park Place Energy Inc., a British Columbia corporation.

General

We were incorporated under the laws of the State of Nevada on August 27, 2004 under the name “ST Online Corp.” On July 6, 2007, we effected a forward split of our shares of common stock on the basis of eight new shares of our common stock for each one share of common stock outstanding on that date and increased our authorized share capital from 100,000,000 shares of common stock to 800,000,000 shares of common stock. At the same time, we merged with a wholly-owned subsidiary incorporated under the laws of the State of Nevada in contemplation of the acquisition of all of the issued and outstanding shares of Park Place Canada and the name of our company was changed to Park Place Energy Corp. On July 23, 2007, we effected a forward split of our shares of common stock on the basis of one and one-half new shares of common stock for each one share of common stock outstanding on that date and increased our authorized share capital from 800,000,000 shares of common stock to 1,200,000,000 shares of common stock.

Our Prior Business

Our principal business has been an online website that allows users to purchase and download tennis lesson video clips and e-books relating to tennis. See our annual report on Form 10-KSB for the year ended September 30, 2006 for more information relating to our business prior to the acquisition of Park Place Canada.

The Park Place Canada Acquisition

On July 30, 2007, we completed the acquisition (the “Acquisition”) of all of the issued and outstanding shares of Park Place Canada, pursuant to a Business Combination Agreement (the “Agreement”), dated June 22, 2007 among Park Place Canada, us and 0794403 B.C. Ltd, our wholly-owned subsidiary, as amended. The Agreement is attached as an exhibit to our current report on Form 8-K filed June 25, 2007. Amendments to the Agreement are attached as exhibits to our current report on Form 8-K filed July 19, 2007.

Under the terms of the Agreement, at closing, each holder of Park Place Canada shares received one share of the Company in exchange for each two shares they held of Park Place Canada, requiring the issuance of 8,995,622 shares of our common stock. Park Place Canada then amalgamated with our wholly owned subsidiary, incorporated under the laws of British Columbia, Canada, resulting in our 100% ownership of Park Place Canada. We then transferred all of our right, title and interest to the “Simple Tennis” website to Scott Pedersen, the former President and director of our Company, and paid him US $10,000, in exchange for all of the shares of the Company held by him, which were cancelled. We have also paid to him a further amount of US $4,127 in full and final satisfaction of any obligations of the Company otherwise owing to him and for the provision of a release from all claims from him in connection therewith.

Also under the terms of the Agreement, Elena Avdasseva, a former shareholder of the Company, sold all of her shares in the Company to David Stadnyk, a principal of Park Place Canada and a director and the new president of our Company, in exchange for US $10,000; 27,000,000 of these shares were surrendered and cancelled and 3,000,000 were transferred to David Stadnyk, who also received shares of our common stock as a former shareholder of Park Place Canada.

In addition, and at the closing of the Acquisition, all outstanding options to acquire shares of Park Place Canada were exchanged for options to acquire an aggregate of 1,000,000 shares of our company. At the same time, all options to acquire shares in the capital of Park Place Canada were cancelled. Of these, options to acquire 550,000 shares are exercisable at price of CDN $0.35 (US $0.33) per share, and options to acquire 1,450,000 shares are exercisable at a price of CDN $0.25 (US $ 0.23) per share. These have been exchanged for options to purchase half as many shares of our common stock, at twice the exercise price. That is, we have outstanding options to purchase 275,000 shares of our common stock at an exercise price of CDN $0.70 (US $0.67) per share and 725,000 shares at an exercise price of CDN $0.50 (US $0.47) per share.

Subsequent to the closing of the Acquisition, we propose to raise up to US $5,000,000 by issuance of 10,000,000 units at US $0.50 per unit, each unit entitling the holder to a common share of the Company and one purchase warrant exercisable at US $0.50 into a common share of the Company. There is no assurance that this proposed offering will close.

The closing of the Acquisition represented a change in control of our Company. For accounting purposes, this change in control constitutes a re-capitalization of the Company, and the acquisition has been accounted for as a reverse merger whereby we, as the legal acquirer, are treated as the acquired entity, and Park Place Canada, as the legal subsidiary, is treated as the acquiring company with the continuing operations.

As a consequence of our Company’s acquisition of Park Place Canada, our business is now focused on the acquisition and exploration of oil and gas properties.

Upon the closing of the Acquisition the following persons held the following positions with our Company:

Name	Position with the Company

David Stadnyk	President, Treasurer and a director

Eric Leslie	Secretary

Business of Park Place Canada

Overview

Park Place Canada was incorporated under the laws of the province of Alberta pursuant to the Business Corporations Act (Alberta) on May 4, 2006 under the name “Park Place Canada Energy Inc.” Park Place Canada was extraprovincially registered in the provinces of British Columbia, Canada on June 6, 2006 and Saskatchewan, Canada on May 8, 2007. On July 9, 2007 Park Place Canada completed a continuance into British Columbia, a process whereby it became incorporated under the laws of British Columbia pursuant to the Business Corporations Act (British Columbia) and after which it was no longer incorporated under the laws of Alberta. On July 30, 2007 Park Place Canada was amalgamated with 0794403 B.C. Ltd., a British Columbia corporation that was a wholly owned subsidiary of our Company, and as a result of this amalgamation, Park Place Canada is now a wholly owned subsidiary of our

Company. Park Place Canada has no subsidiaries of its own. Park Place Canada is not a reporting issuer in any jurisdiction of Canada or the United States.

Park Place Canada’s principal office is located at Suite #1220, 666 Burrard Street, Vancouver, B.C., V6C 2X8, Tel: 604.688.0076; Fax: 604.688.0078. Park Place Canada’s registered and records office is located at PO Box 11117, 1500 Royal Centre, 1055 West Georgia Street, Vancouver, B.C., V6E 4N7.

Park Place Canada’s Business

Park Place Canada is a recently incorporated exploration company engaged in the acquisition of interests in, and exploration of, conventional oil and natural gas and oil sands properties through participation in farmout arrangements where third parties act as the operator of the project. Park Place Canada currently has interests in eight properties in the provinces of British Columbia, Alberta and Saskatchewan, Canada and two interests in properties in the North Sea, in the United Kingdom. Test drilling at certain of the properties in which Park Place Canada holds interests has been conducted and it has been determined that the Atlee-Buffalo, Eight Mile and Kerrobert properties contain proved reserves of crude oil. Park Place Canada plans to develop these properties for production. Park Place Canada’s principal capital expenditures to date have been CDN $2,189,056 (US $2,055,838) spent to acquire the interests in the oil and gas properties and to conduct certain exploratory work as discussed below. A limited amount of oil and gas is produced currently at the Kerrobert property, in the province of Saskatchewan, Canada. Park Place Canada’s other properties are currently in the exploration stage.

Park Place Canada’s Properties

Atlee-Buffalo, Alberta

Park Place Canada entered into a farmout agreement dated May 30, 2006, with its partner, Bounty Developments Ltd. (“Bounty”), under which Park Place Canada acquired the right to earn a 50% working interest after pay-out in a two test well program for gas in Atlee-Buffalo, Alberta. A copy of this farmout agreement is included as an exhibit to this current report on form 8-K. The farmout lands consist of NE Section 26, Twp 22, Rge 7 W4M, to which is attached Alberta Crown PNG Lease number 0405060367. In order to acquire this interest, Park Place Canada paid to Bounty a non-refundable payment of CDN $35,849 (US $33,667), and is required to pay all costs to drill, complete, evaluate, equip and tie in or abandon each of the two test wells. Park Place Canada has incurred further cash call advances of CDN $183,000 (US $171,863) on each of the two test wells, for a total of CDN $366,000 (US $343,726). As of July 30, 2007, oil and gas costs incurred by Park Place Canada total $354,459 (US $332,887). By fulfilling all of its obligations under the farmout agreement, Park Place Canada will earn 100% of Bounty’s 100% working interest in the farmout lands, subject to Bounty’s overriding royalty, which could be converted to a 50% working interest after payout. Bounty is acting as the initial operator for all operations under the agreement. The farmout agreement provides that Park Place Canada and Bounty have the right to participate equally in an acquisition of Mutual Interest Lands (as defined under the farmout agreement). As at the date of this report on Form 8-K, Park Place Canada has drilled and completed two wells for gas and is waiting to tie these wells into the EOG gas gathing system.

Normandville Oil Sands, Peace River, Alberta

Park Place Canada holds a 100% working interest in 1,792 hectares located in the Normandville area of northwest Alberta (Sections 1 to 4, 9, 11, 14, Township 78, Range 22 W5M), on which it is planning a seismic and test well program. Attached to these lands are two Crown leases (lease number 7406080083 and lease number 7406080084) comprising the oil sands rights from below the top of the lower Cretaceous Peace River Group to the base of the lower Cretaceous Bluesky – Bullhead Group. Each lease has a 15 year term and an expiry date of no earlier than August 10, 2021. Park Place Canada acquired these leases at an Alberta Crown land sale held August 9, 2006 for total consideration of CDN $249,980 (US $ 234,767). Copies of each of these leases are attached as exhibits to this current report on Form 8-K.

On April 4, 2007, Park Place Canada entered into a letter agreement with Great Northern to sell a 50% interest in and to the two Crown leases (lease number 7406080083 and lease number 7406080084) to Great Northern for $425,000. Park Place Canada now holds an undivided 50% interest in the leases in trust for the benefit of Great Northern.

Worsley, Alberta

Park Place Canada entered into a seismic option agreement dated September 22, 2006, with Bounty as farmor and Damascus Energy Inc. (“Damascus”) and Park Place Canada collectively, as farmee, under which Park Place Canada acquired the right to earn a 27.5% working interest after pay-out in a seismic and test well program for oil at Worsley, Alberta. A copy of this seismic option agreement is included as an exhibit to this current report on form 8-K. The farmout lands consist of the west half of Section 13, Twp 87, Rge 7 W76M, to which is attached Alberta Crown PNG Lease number 0506020313. As at the date of this report on Form 8-K, Park Place Canada has completed and interpreted a 3D seismic program and is in the process of securing a drilling rig to drill the test well.

As of December 31, 2006, Park Place Canada had advanced CDN $232,000 (US $217,881) as cash calls and was committed to further cash call advancements of CDN $388,750 (US $365,092). The farmout lands are subject to an Alberta crown royalty, as well as two separate 1% gross overriding royalties.

On March 27, 2007, Park Place Canada entered into a letter agreement with Great Northern Oilsands, Inc. (“Great Northern”) to sell a 50% interest in the Worsley property by funding 50% of Great Northern’s obligations in that regard. A copy of this letter agreement is attached as an exhibit to this current report on form 8-K. As at the date of this report on Form 8-K, Park Place Canada is planning a seismic and test well program.

Medicine Hat, Alberta

Park Place Canada entered into a farmout and option agreement dated September 25, 2006, with Pine Petroleum Limited (“Pine”) as farmor and Patch Energy Inc. (“Patch”) and Park Place Canada, collectively, as farmee, under which Park Place Canada acquired the right to earn a 22.5% working interest after payout in a seismic and test well program for oil at South Medicine Hat, Alberta. A copy of this farmout agreement is attached as an exhibit to this current report on form 8-K. The farmout lands consist of the N ½ Sec 22, SW ¼ & Lsds 11 & 12 Section 26, Twp 12, Rge 5 W4M, to which is attached Alberta Crown PNG Lease number 0403050008.

The farmout lands are subject to an Alberta crown royalty, as well as a 0.5% gross overriding royalty in favour of Covenant Resources Ltd.

If Park Place Canada and Patch complete their obligations in respect of the two test wells, then Park Place Canada will have the option within a specified time period to elect to drill additional option wells in order to acquire additional interests in certain option lands contiguous to the farmout lands, consisting of 81-17

W6M: 27-29, 31-34, ALL PNG excluding P & NG in Montney, to which is attached Alberta Crown Drilling Licence number 55222. If Park Place Canada does not elect to proceed to drill an option well, it will thereby elect to forfeit the right to acquire any further interest in the farmout lands or the contiguous option lands. In any event, no elections under the option may be made after October 20, 2009.

After Park Place Canada has drilled the test well, it may elect, within 30 days of release of the rig used to drill the test well, to shoot a 3D seismic survey over the farmout lands, which it must then commence within 60 days of its election. If Park Place Canada elects to carry out the 3D seismic survey, the time within which it must make its election to drill the option well will be extended to 45 days after completion of the 3D seismic survey. Park Place Canada will be entitled to recover its share of the field acquisition and processing cost of the 3D seismic survey from the sale of petroleum substances from the option well.

The agreement also provides for an area of mutual interest, in which Park Place Canada has the right to acquire a 22.5% interest in any lands acquired within that area by any of Pine or Patch or by Park Place Canada until March 31, 2008.

The farmout agreement was amended by an amendment agreement dated November 2, 2006 among Pine, Tidewater Resources Inc. (“Tidewater”) and Park Place Canada, under which Tidewater replaced Patch as operator of the prospect and Tidewater acquired 10% participation as farmee, while Patch and Park Place Canada each reduced their respective interests by 5%. A copy of this amendment agreement is included as an exhibit to this current report on form 8-K. As a result of this amending agreement, Park Place Canada has the right to earn 20% working interest a seismic and test well program for oil at South Medicine Hat, Alberta and in in any lands acquired within that area by any of Pine or Patch or by Park Place Canada, in place of the 22.5% working interest it would have acquired before the amendment. As at the date of this report on Form 8-K, Park Place Canada has shot a 2D seismic program and drilled and completed the first well and is presently awaiting test results. $150,800 (US$141,622) has been paid towards the cash calls. As of July 30, 2007 oil and gas costs incurred is $164,066 (US $154,082)

The agreement June 1st, 2007 provides an earning agreement and options relinquishment agreement to drill a well at 14-22-12-5W4M in the Medicine Hat area of Alberta. It was agreed that an undivided 45% working interest in farmout lands which will earn Park Place a 20% interest earned in the well.

Eight Mile Property, near Fort St. John, British Columbia

Park Place Canada entered into a farmout and option agreement dated October 12, 2006, with Terra Energy Corp. (“Terra”) as farmor and Regal Energy Ltd. (“Regal”), Patch and Park Place Canada, collectively, as farmee, under which Park Place Canada acquired the right to earn a 20% working interest after payout in two test wells to be drilled in sections of land selected by the farmee from the sections comprising the farmout lands. The sections selected for the drilling of the two test wells are 80-18 W6M: Section 36 and 81-17 W6M: Sections 7, 8 & 9 ALL PNG to Base Artex-Halfway-Doig. In order to acquire Park Place Canada’s interest in the farmout lands, Park Place Canada paid CDN $608,000 (US $570,999), representing its 20% share of the costs of drilling the two test wells. As of December 31, 2006, Park Place Canada had incurred CDN $601,504 (US $564,899) in capital expenditures on this property. Great Northern subsequently acquired Patch’s interest under this farmout agreement.

Park Place Canada and its partners have completed a seventy-two hour production flow test on the 7-8-81-17 W6M gas well (the “7–8 well”). This well was drilled late in 2006 as an exploration well targeting the Triassic Age formations, including the Halfway and Doig zones, and reached a total depth of 1,988 meters. The 7-8 well was logged and cased in December 2006, and has remained standing until the recent completion operation in March 2007. The drilling logs indicated approximately 9 meters of Doig pay with average porosities of 9.5% in the one interval tested.

The 7-8 well was completed in early March, 2007, and a seventy-two hour production test was conducted March 14 through March 17. After fracture stimulation the final test rate was 3.5 mmcf/day at a flowing pressure of 7,700 KPag.

Park Place Canada and its partners are proceeding with plans to participate with the operator to drill additional wells to the south of the 7-8 well in an effort to delineate the size of the pool. The location of the 7-8 well was originally selected because it was projected as the highest and the most northerly location on the defining seismic anomaly. The first follow-up location is being planned in Section 5 of the same township, with a second follow-up location currently under review.

The 7-8 well was drilled to comply with Park Place Canada’s obligations under a farmout arrangement entered into by it on or about October 12, 2006, along with three industry partners. The group committed to approximately 80% of the cost of two farm-in wells, with a view to earning approximately 48% of the working interest in two sections per well. The farmout arrangement includes a rolling option to continue drilling and earning on the same basis in the 22 Sections making up the Eight Mile North Field. Park Place Canada is paying a 20% cost share with the operator, and is retaining a carried Gross Overriding Royalty. The interest of Park Place Canada reduces to 12% once it has achieved payout.

On March 27, 2007 Park Place Canada acquired from Great Northern a right to earn an additional 15% interest in the Eight Mile Property, which if exercised, would increase Park Place Canada’s overall interest to 35% of the 7-8 well and any wells subsequently drilled on the Eight Mile Property.

Kerrobert Property, Saskatchewan, Canada

On March 27, 2007 Park Place Canada acquired from Great Northern a 12.5% working interest in 7,680 acres and 19 wells that have been production tested or are on stream at a rate of approximately 6.15 barrels of oil or equivalent per day, based on historic information in the Kerrobert properties. With respect to 9 of the 19 wells, Park Place Canada’s 12.5% interest is subject to a 3.5% working interest in favour of Micron Enviro Systems Inc. (“Micron”). Micron is obliged to incur 5% of the working costs on these 9 wells.

Lloydminster Property, Alberta, Canada

On March 27, 2007 Park Place Canada acquired from Great Northern a 100% working interest and 50% interest after payout in two test wells which are currently shut in and awaiting a service rig. The test wells are subject to an overriding royalty which is convertible after payout to a 30% working interest and a 30% interest in the balance of the farmout lands. The farmout lands comprise Section 03-28-049-02 W4 and Section 04-28049-02 W4.

Cecil-Eureka Property, Alberta, Canada

On March 27, 2007, Park Place Canada entered into a letter agreement with Great Northern to sell a 50% interest in the Eureka property by funding 50% of Great Northern’s obligations in that regard. As at the date of this report on Form 8-K, Park Place Canada has one well to drill and is awaiting seismic interpretation.

Park Place Canada will pay 45% of a seismic program and test well to earn a 45% working interest before payout which is subject to a royalty of 2% and a 27% working interest after payout in an oil and gas prospect at Cecil-Eureka, Alberta. The Cecil-Eureka project is comprised of 5 separate sections totalling 3,200 acres in north-central Alberta. The project is a multiple zone project targeting both oil and gas with three primary zones and ten zones overall.

North Sea, Brighty Property

On May 4, 2007, Park Place Canada entered into a letter of intent with 21st Fox Energy and Mining Ltd. (“21st Fox”) wherein Park Place Canada agreed to pay 21st Fox all future exploratory costs and fund the undertaking of an electromagnetic survey over Block 12/23b offshore UK on which a stratigraphic trap prospect (the “Brighty Prospect”) has been mapped and evaluated, of which 21st Fox is a 100% license holder. The letter of intent provides for Park Place Canada to earn the right to take a 70% net interest in the license if Park Place Canada commits before December 22, 2007. According to this agreement expenses of approximately CDN $1,100,000 (US$1,033,058) will be incurred during the next year.

North Sea, Ridgewood Property

Park Place Canada entered into an agreement on July 10, 2007 with Britcana Energy Ltd. to grant Park Place Canada an option to farm-in on licence p.1301 UKCS block 12/17b. Park Place Canada also has an option to farm-in and pay 15% of the cost of a 9000 foot exploration well to earn a 10% interest in a 72 square kilometre licence located in block 17 Quad 12 in the inner Moray Firth area of the North Sea. A copy of this agreement is attached as an exhibit to this current report on Form 8-K. As of July 30, 2007 Park Place Canada has paid CDN $211,200 (US $200,000) towards obligations under this agreement, and is obliged to pay an additional CDN $2,862,000 (US $2,687,829) on or before September 30, 2007.

Plan of Operations

Our plan of operations for the next twelve months is to develop the Atlee Buffalo, Lloydminster and Eight Mile properties for production. We also plan to drill test wells at Worsley, Eight Mile, Cecil-Eureka, the Brighty Prospect and the Ridgewood Prospect, and to conduct seismic studies at Cecil-Eureka, the Brighty Prospect and the Ridgewood Prospect. We also plan to continue to explore our other existing conventional oil and gas assets that are in the exploration stage. For additional information, see “Description of Properties”. We also plan to focus on financing the new gas discovery at Eight Mile, and developing future gas wells on all 21 sections of land. Additionally, we will continue to look for suitable projects.

As a result of our acquisition of Park Place Canada, we had cash on hand of CDN $382,018 (US $358,770) at July 30, 2007. We are proposing to raise up to US $5,000,000 by issuance of 10,000,000 units at US $0.50 per unit, each unit entitling the holder to a common share of the Company and one purchase warrant exercisable at US $0.50 into a common share of the Company. There is no assurance that this proposed offering will close.

We anticipate that we will require approximately CDN $6,500,000 (US $ 6,104,433) to pursue our plan of operations for the next twelve months. Our cash and working capital will not be sufficient to enable us to pursue our plan of operations and pay our expenses for the next 12 months and we will require additional financing. We are in the process of seeking additional financing, however, there can be no assurance that it will be able to obtain the financing required in the amount required or upon terms favourable to us.

During the 12 month period following the date of this report on Form 8-K, we anticipate that we will be required to obtain additional financing in order to continue our plan of operations. We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock. If we do not obtain additional financing, we will be forced to abandon our property interests and our plan of operations will fail.

Off-Balance Sheet Arrangements

There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources, which individually or in the aggregate is material to investors.

Competition

We operate in a highly competitive industry, competing with major oil and gas companies, independent producers and institutional and individual investors, which are actively seeking oil and gas properties throughout the world together with the equipment, labor and materials required to operate properties. Most of our competitors have financial resources, staff and facilities substantially greater than us. Competition for the acquisition of oil and gas wells is intense with many oil and gas properties and or leases or concessions available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable oil and gas wells will be available for acquisition and development.

Government Regulation

General

Our oil and gas operations are subject to various Canadian, federal, provincial and local governmental regulations. Matters subject to regulation include exploration permits, discharge permits for drilling operations, drilling and abandonment bonds, operating practices, reports concerning operations, the spacing of wells, pooling of properties, taxation and environmental protection. These laws and regulations are under constant review for amendment or expansion. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, provincial and local laws and regulations relating primarily to the protection of human health and the environment. To date, expenditures related to complying with these laws, and for remediation of existing environmental contamination, have not been significant in relation to the results of our operations. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we cannot predict the ultimate cost of compliance with these requirements or their effect on its operations. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on us.

Oil and Gas Regulation

In addition to federal regulation, each province has legislation and regulations which govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of oil and natural gas production. Royalties payable on production from lands other than government lands are determined by negotiations between the mineral owner and the lessee. Royalties on government land are determined by government regulation and are generally calculated as a percentage of the value of gross production, and the rate of royalties payable generally depends upon prescribed reference prices, well productivity, geographical location, field discovery date and the type or quality of the petroleum product produced.

Management believes that we are in substantial compliance with current applicable environmental laws and regulations.

Description of Offices

We maintain our principal office at Suite 1220, 666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8. Our telephone number in Vancouver is 604-685-0076 and our fax number is 604-685-0078. This office space consists of three offices and a conference room comprising approximately 1,044 square feet. Park Place Canada entered into an assignment of lease with Patch Energy Inc. effective January 1, 2007, in which Patch agreed to assign the lease to Park Place Canada. The lease is for a term of 4 years commencing February 1, 2007 and expiring January 31, 2011. The monthly lease payments in the first two years are approximately CDN $3,700 (US $3,474), or CDN $44,400 (US $41,322) per year, and CDN $4,700 (US $4,413), or CDN $56,400 (US $52,968) per year, in years 3 and 4.

We also maintain an office at Suite 300, 840-6th Avenue S.W., Calgary, Alberta T2P 3E5. Our telephone number in Calgary is 403-360-5375 and our fax number is 403-265-3783. This office space consists of 150 square feet and is one a lease expiring in four months and the month to month at a rate of CDN $2,150 (US $2,019) per month or CDN$25,800 (US $24,230) per year.

We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

Reserves Reported to Other Agencies

We have filed no estimates of total, proved net oil or gas reserves with any other federal authority or agency.

Production

The only producing property that we own is the Kerrorobert Property, described above. It has no gas production, and oil production since May, 2006 was as follows:

	Average sales price	Average production cost
Year	per unit of oil produced	per unit of production

2006	$58.75	$14.18

Because Park Place Canada acquired the Kerrorobert Property in March, 2007, the information provided above is the only information that we were able to obtain without unreasonable effort or expense because the vendor of the Kerrorbert Property, Great Northern, was unable to gather this information, or contact any other parties who might possess this information to the extent that Great Northern does not have this information, in time to include it in this current report on Form 8-K.

Productive Wells and Acreage

The following tables set forth our leasehold interest in productive oil wells, as of the date hereof:

Area	Gross (1)	Net (2)

Saskatchewan	19	1.75
Alberta	2	1
British Columbia	1	0.2

Total:

(1)	A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.
(2)

A net well is deemed to exist when the sum of fractional ownership working interest in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

The following table sets forth the amounts of our net and gross productive wells and acreage(1) as of the date hereof:

Area	Gross (2)	Net (3)

Saskatchewan	760	70
Alberta (Atlee-Buffalo, Lloydminster)	240	68
British Columbia	1,280	153.6
Total:	2,280	291.60

(1)	Consists of acres spaced or assignable to productive wells.
(2)	A gross acre is an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.
(3)

A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Undeveloped Acreage

The following table sets forth the amounts of our undeveloped acreage as of the date hereof:

Area	Undeveloped Acreage(1)
	Gross	Net

Alberta (Medicine Hat, Peace River, Worsley, and	5,403.63	4,864.63
Cecil Eureka Properties)
British Columbia	1,920	230.40
North Sea, United Kingdom (Brighty Property,	33.5	12.78
Ridgewood Property)
Total:	7,357.13	5,107.81

(1)

Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether or not such acreage contains proved reserves.

Drilling Activity

The following table sets forth the results of our oil and gas drilling and acquisition activities as of the date hereof:

	Exploratory Wells		Development Wells
Area	Dry	Productive	Dry	Productive
Saskatechewan	N/A	N/A	N/A	19
Alberta (Atlee-Buffalo,	N/A	2	N/A	2
Lloydminster)
British Columbia	N/A	1	N/A	1
Total	N/A	3	N/A	21

Present Activities

We are presently drilling a well on the Eight Mile Property, in British Columbia, Canada. This is the only material activity on any of our properties at this time.

Delivery Commitments

We are not obligate to provide a fixed and determinable quantity of oil or gas in the future under any existing contracts or agreements.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks and uncertainties in addition to other information in this report on Form 8 K in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. You could lose all or part of your investment.

Risks Relating to Our Business

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have a limited oil and gas operating history and no history of earnings. Park Place Canada was incorporated in May, 2006 and has no history of revenues from operations and have no significant tangible assets. We have yet to generate positive earnings from oil and gas operations and there can be no assurance that we will ever operate profitably. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the exploration stage with minimal production, and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Some of our properties are in the exploration stage, there can be no assurance that we will establish commercial discoveries on these properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil or gas wells. Some of our properties are in the exploration stage only and are without proven reserves of oil and gas. We may not establish commercial discoveries on any of these exploration properties.

Oil and gas exploration involves a high degree of risk and there is no assurance that expenditures for future exploration by us will result in new discoveries in commercial quantities.

Although we have a limited number of specific identified exploration prospects at the present time, we intend to continue to evaluate prospects on an ongoing basis in a manner consistent with industry standards. Our long-term commercial success depends on our ability to find, acquire, develop and commercially produce hydrocarbons. We cannot provide any assurance that we will be able to locate satisfactory properties for acquisition or participation. Moreover, if we do identify such acquisitions or participations, we may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations uneconomic. We have no earnings record.

We are dependent on discovering new reserves.

Our future oil and natural gas reserves, production, and cash flows, if any, to be derived therefrom are highly dependent on us successfully acquiring or discovering new reserves. Without the continual addition of new reserves, any existing reserves our company may have at any particular time and the production therefrom will decline over time as such existing reserves are exploited. A future increase in our reserves will depend not only on our ability to develop any properties we may have from time to time, but also on our ability to select and acquire suitable producing properties or prospects. There can be no assurance that our future exploration and development efforts will result in the discovery and development of additional commercial accumulations of oil and natural gas.

We will require significant additional financing in order to continue our exploration activities and our assessment of the commercial viability of our oil and gas and oil sands properties.

We will require additional financing in order to carry out our acquisition and exploration activities. Failure to obtain such financing on a timely basis could cause us to forfeit our interest in certain properties, miss certain acquisition opportunities, or delay or indefinitely postpone further exploration of our projects, which could result in the possible loss of such properties or the reduction or termination of our operations.

Our operations require significant additional capital, which may not be available to us on acceptable terms, or at all.

Our cash flow from our reserves, if any, may not be sufficient to fund our ongoing activities at all times. From time to time, we may require additional financing in order to carry out our oil and gas acquisitions, exploration and development activities, if any. Failure to obtain such financing on a timely basis could cause us to forfeit our interest in certain properties, miss certain acquisition opportunities and reduce or terminate our operations. If our revenues from our reserves, if any, decrease as a result of lower oil and natural gas prices or otherwise, it will affect our ability to expend the necessary capital to replace our reserves, if any, or to maintain production. If our company’s cash flow from operations is not sufficient to satisfy our capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements or available on favourable terms.

If we are unable to retain the services of David Stadnyk or if we are unable to successfully recruit qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued service of Mr. David Stadnyk, our President, Chief Executive Officer and a director. Loss of the services of Mr. Stadnyk could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Stadnyk. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms. The loss of the services of our executive officer, through incapacity or otherwise, would be costly to us and would require us to seek and retain other qualified personnel.

If we lose the services of the independent contractors and key employees that we engage to undertake our exploration, then our plan of operations may be delayed or be more expensive to undertake than anticipated.

Our success depends to a significant extent on the performance and continued service of certain independent contractors. We have contracted the services of professional drillers and other contractors for exploration, environmental, construction and engineering services. Poor performance by such contractors or the loss of such services could result in our planned exploration activities being delayed or being more expensive to undertake than anticipated.

We may not be the operator of all our oil and natural gas properties. To the extent our company is not the operator of our oil and natural gas properties, we will be dependent on such operators for the timing of activities related so such properties and will largely be unable to direct or control the activities of the operators.

In addition, the success of our company will be largely dependent upon the performance of our management and key employees. We do not have any key man insurance policies, and therefore there is a risk that the death or departure of any member of management or any key employee could have a material adverse effect on our company.

The oil and gas industry is highly competitive and there is no assurance that we will be successful in our business.

The oil and natural gas industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger competitors may be able to absorb the burden of present and future federal, provincial, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects.

Our interests are held in the form of farmout agreements, licenses and leases that may terminate.

Our properties are held in the form of farmout agreements, licenses and leases, and working interests in licenses and leases. If we or the holder of the farmout agreements fail to meet the specific requirements of each farmout agreement, license or lease, the license or lease may terminate or expire. There can be no assurance that any of the obligations required to maintain each farmout agreement, license or lease will be met. The termination or expiration of our farmout agreements, licenses or leases or the working interests relating to farmout agreements, licenses or leases may have a material adverse effect on our results of operation and business.

The operations of our company may require licenses and permits from various governmental authorities. There can be no assurance that we will be able to obtain all necessary licenses and permits that mat be required to carry out exploration and development as our projects.

The title to our properties may be defective.

It is our practice in acquiring oil and gas leases or interests in oil and gas leases not to undergo the expense of retaining lawyers to fully examine the title to the interest to be placed under lease or already placed under lease. Rather, we rely upon the judgment of oil and gas lease brokers or landmen who actually do the field work in examining records in the appropriate governmental office before attempting to place under lease a specific interest.

Our acquisitions may not be successful.

As part of our growth strategy, we intend to acquire additional interests in oil and gas properties. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

One of our stockholders may exercise voting power of 23.4% of our common stock.

Our president David Stadnyk owns 6,025,050 shares of our common stock, including options to acquire 600,000 shares of our common stock, or 23.4% of our outstanding common stock, as of the date hereof. Due to his stock ownership, David Stadnyk may be in a position in combination with others to effect control to elect our board of directors and, therefore, to control our business and affairs, including certain significant corporate actions.

Risks Relating to Our Industry

The oil and gas industry is subject to significant competition, which may increase costs or otherwise adversely affect our ability to compete.

Oil and gas exploration is intensely competitive and involves a high degree of risk. There can be no assurance that commercial production of oil and gas can be obtained from any of our properties, nor are there any assurances that production, if obtained, will be in sufficient quantities to be profitable. In our efforts to acquire properties, we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and gas, but also conduct refining and petroleum marketing operations on a worldwide basis.

Competition for producing properties will be affected by the amount of funds available to us, information available to us and any standards established by us for the minimum projected return on investment. Competition may also be presented by alternative fuel sources and technologies.

A substantial or extended decline in oil and natural gas prices could reduce our future revenue and earnings.

As with most other companies involved in resource exploration, we may be adversely affected by future increases in the costs of conducting exploration, development and resource extraction that may not be fully offset by increases in the price received on sale of the petroleum or natural gas.

Our future revenues, if any, profitability and growth and the carrying value of our oil and gas and oil sands properties will be substantially dependent on prevailing prices of oil and gas. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon oil and gas prices. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control. These factors include economic conditions in the United States and Canada, the actions of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil and gas, the price of foreign imports and the availability of alternate fuel sources. Any substantial and extended decline in the price of oil and gas would have an adverse effect on the carrying value of our properties and borrowing capacity.

Industry activities are dependent on availability of drilling equipment and access restrictions.

Oil and natural gas exploration and development activities are dependent on the availability of drilling and related equipment in the particular areas where such activities will be conducted. Demand for such limited equipment or access restrictions may affect the availability of such equipment to our company and may delay exploration and development activities.

Prices, markets and marketing of crude oil and natural gas may result in a reduction in volume of our oil and gas reserves.

Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond the control of our company. World prices for oil and natural gas have fluctuated widely in recent years. Any material decline in prices could result in a reduction of net production revenue. Certain wells or other projects may become uneconomic as a result of a decline in world oil prices and natural gas prices, leading to a reduction in the volume of our company’s oil and gas reserves, if any. The Company might also elect not to produce from certain wells at lower prices. All of these factors could result in a material decrease in our future net production revenue, if any, causing a reduction in our oil and gas acquisition and development activities. In addition, bank borrowings available to our company are in part determined by the borrowing base of our company. A sustained material decline in prices from historical average prices could limit or reduce our borrowing base, therefore reducing the bank credit available to our company, and could require that a portion of any existing bank debt of our company be repaid.

In addition to establishing markets for our oil and natural gas, our company must also successfully market our oil and natural gas to prospective buyers. The marketability and price oil and natural gas which may be acquired or discovered by our company will be affected by numerous factors beyond our control. Our company will be affected by the differential between the price paid by the refiners for light quality oil and the grades of oil produced by our company. The ability of our company to market our natural gas may depend upon our ability to acquire space on pipelines which deliver natural gas to commercial markets. Our company will also likely be affected by deliverability uncertainties related to the proximity of our reserves to pipelines and processing facilities and related to operational problems with such pipelines and facilities and extensive government regulation relating to price, taxes, royalties, land tenure, allowable production, the export of oil and natural gas and many other aspects of the oil and natural gas business. Our company has limited direct experience in the marketing of oil and natural gas.

Limitation of Insurance on Liability.

Our company’s involvement in the exploration for and development of oil and gas properties may result in our company becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards. Although our company has obtained insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances be insurable or, in certain circumstances, our company may elect not to obtain insurance to deal with specific risks due to the high premiums associated with such insurance or other reasons. The payment of such uninsured liabilities would reduce the funds available to our company. The occurrence of a significant event that our company is not fully insured against, or the insolvency of the insurer of such event, could have a material adverse effect on our company’s financial position, results of operations or prospects.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, provincial, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration activities are subject to certain federal, provincial and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of provincial authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry. We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas and oil sands properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. In addition, adverse weather conditions can also hinder drilling operations. These changes and events may materially affect our financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

We are subject to complex laws that can affect the cost, manner and feasibility of doing business thereby increasing our costs and reducing our profitability.

Failure to comply with these laws may also result in the suspension or termination of operations and liabilities under administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase the costs of doing business. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially and adversely affect our financial condition and results of operations.

The nature of oil sands exploration involves many risks.

Oil sands exploration is very competitive and involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. As with any petroleum property, there can be no assurance that commercial deposits of bitumen will be produced from our oil sands properties. Furthermore, the marketability of any discovered resource will be affected by numerous factors beyond our control. These factors include, but are not limited to, market fluctuations of prices, proximity and capacity of pipelines and processing equipment, equipment availability and government regulations (including, without limitation, regulations relating to prices, taxes, royalties, land tenure, allowable production, importing and exporting of oil and gas and environmental protection). The extent of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

The establishment of proved reserves is subjective and subject to numerous uncertainties.

We have established proved reserves on certain of our properties. There are numerous uncertainties inherent in estimating quantities of natural resources, including many factors beyond our control, and no assurance can be given that the recovery of bitumen will be realized. In general, estimates of recoverable natural resources are based upon a number of factors and assumptions made as of the date on which the resource estimates were determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. For these reasons, estimates of the recoverable natural resources, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially.

The impact of the Kyoto Protocol may affect our ability to operate.

In late 2002 the Government of Canada ratified the Kyoto Protocol, an international agreement designed to manage greenhouse gas emissions and on February 16, 2005 it became effective. Other than as described in the 2005 Kyoto Plan, relatively few details regarding its implementation in Canada have been made by the federal government. Numerous uncertainties regarding details of the Kyoto Protocol's implementation remain and there can be no assurance that future rules and regulations will not affect our ability to operate as planned.

We may incur substantial abandonment and reclamation costs.

We are responsible for compliance with terms and conditions of environmental and regulatory approvals and all laws and regulations regarding the abandonment of the project and reclamation of our lands at the end of its economic life, which abandonment and reclamation costs may be substantial. A breach of such legislation and/or regulations may result in the issuance of remedial orders, the suspension of approvals, or the imposition of fines and penalties, including an order for cessation of operations at the site until satisfactory remedies are made. It is not possible to estimate with certainty the abandonment and reclamation costs since they will be a function of regulatory requirements at the time.

Native land claims may impact our business.

Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. Certain aboriginal peoples have filed a claim against the Government of Canada, the Province of Alberta, certain governmental entitles and the regional municipality of Wood Buffalo (which includes the City of Fort McMurray, Alberta) claiming, among other things, aboriginal title to large areas of lands surrounding Fort McMurray. If any such claim relating to lands on which we have rights was successful, it could have a significant adverse effect on our ability to conduct our business.

Environmental and regulatory compliance may impose substantial costs on us.

Our operations are or will be subject to stringent federal, provincial and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested many years ago.

Our exploration activities and drilling programs are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labour standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Exploration and drilling is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Costs associated with environmental liabilities and compliance have increased over time, and we expect these costs to continue to increase in the future. We will be required to book reserves for the costs of environmental obligations on our financial statements for such liabilities as our exploration operations proceed.

Risks Relating to Our Common Stock

Investment in our common stock is speculative due to the nature of our business.

An investment in our common stock is speculative due to the nature of our involvement in the acquisition and exploration of oil and gas and oil sands properties in Canada.

Our stockholders may experience dilution as a result of our issuance of additional common stock or the exercise of outstanding options.

We may enter into commitments in the future which would require the issuance of additional common stock and we may grant share purchase warrants and stock options. The exercise of such share purchase warrants or options and the subsequent resale of such common stock in the public market could adversely affect the prevailing market price and our ability to raise equity capital in the future at a time and price which we deem appropriate. Any share issuances from our treasury will result in immediate dilution to existing stockholders.

We have never declared or paid cash dividends on our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant. Accordingly, investors may only see a return on their investment if the value of our securities appreciates.

There is a limited trading market for our common stock, and our investors may be unable to sell their shares.

We have a limited trading market for our common stock on the National Association of Securities Dealers Inc.’s OTC Bulletin Board. As a result, investors may not be able to sell the shares of our common stock that they have purchased and may lose all of their investment.

Our common stock will be subject to the “Penny Stock” Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than US $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the “penny stock rules” and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our company’s financial statements include a statement that our financial statements are prepared on a going concern basis, and therefore that certain reported carrying values are subject to our company receiving the future continued support of our stockholders, obtaining additional financing and generating revenues to cover our operating costs. The going concern assumption is only appropriate provided that additional financing continues to become available.

Our business is difficult to evaluate because we have a limited operating history.

In considering whether to invest in our common stock, you should consider that there is only limited historical financial and operating information available on which to base your evaluation of our performance. Park Place Canada commenced business on May 4, 2006 and, as a result, we have a limited operating history.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

Issuance of Debt

From time to time our company may enter into transactions to acquire assets or the shares of other corporations. These transactions may be financed partially or wholly with debt, which may increase our debt levels above industry standards. Neither our articles nor by-laws limit the amount of indebtedness that our company may incur. The level of our indebtedness from time to time could impair our ability to obtain additional financing in the future on a timely basis to take advantage of business opportunities that may arise.

Employees

As of the date of this report on Form 8-K, we have no significant employees other than our directors and officer described under “Directors and Officers”, below. We primarily rely upon consultants to carry on many of our activities and, in particular, to supervise work programs on our oil and gas and oil sands properties.

Subsidiaries

We own 100% of Park Place Energy Corp. which is a company incorporated under British Columbia law on June 23, 2007, which we acquired as part of the Acquisition.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 30, 2007 by: (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and (iv) our officers and directors as a group. To our knowledge, each shareholder listed possesses sole voting and investment power with respect to the shares shown.

Name and address	Amount and nature of	Percentage
of beneficial owner	beneficial owner(1)	of class(2)
5% shareholders:
None
Officers and Directors:
David Stadnyk(3)	6,025,050	23.1%
Suite # 1220, 666 Burrard Street
Vancouver, BC, Canada V6C 2X8

Eric Leslie	150,000	*
Suite 702, 602 12th Avenue SW
Calgary, AB T2R 1J3

Officers and Directors as a Group	6,175,050	23.6%

(1)

Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)

Based on 25,443,422 shares of our common stock, which accounts for the issued and outstanding shares as of July 30, 2007, and includes the effect of the share issuances and cancellations being undertaken in accordance with the Acquisition, which closed that day, as described at “- The Park Place Canada Acquistion”.

(3)	In addition, Susan Shacker, who is David Stadnyk’s wife, owns 145,000 shares and Frank Stadnyk, who is David Stadnyk’s father, owns 44,286 shares.

* Less than 1%.

Directors and Officers

David Stadnyk is our President, Treasurer and a director. Eric Leslie is our Secretary. The following is a description of the business background of each of these individuals:

David Stadnyk is our President, Treasurer and a director. Mr. Stadnyk has been a self-employed businessman involved in the investment business for the past 15 years and was key to raising capital for junior resource issuers. Since February 2002, he has been a director of Patch Energy Inc. as well as President, CEO, CFO and Treasurer since January 2003. From 1998 to 2006, he served as President of Patch International Inc. (OTCBB: PTCH), a U.S. junior oil and gas exploration and production company with properties in the U.S., Canada and abroad, and also second largest shareholder of Pharmaxis Pharmaceuticals Inc. In 2006, Mr. Stadnyk served as President of Patch Oilsands Limited Partnership, a private company. He is the President of Praxis Pharmaceuticals, an Australian-based biotech company which he helped form in 1997. Mr. Stadnyk was co-founder and served on the board of Arsenal Energy Inc. (TSX: AEI), a Canadian oil and gas exploration company, was founder and President of Starlight Sports and Entertainment Inc., a company owned by the Vancouver Whitecaps, Vancouver Breakers, Vancouver Angels, Vancouver Ravens Lacrosse team and the TEAM 1040 All Sports radio station. He was President of Alexander News International Inc., a public newspaper chain that traded on the then Alberta Stock Exchange. He is founder of Fairchild International Inc., a junior oil and gas producer (OTCBB: FRCD). He is also the founder, President, Chief Executive Officer and a director of Park Place Canada.

In 2001, Mr. Stadnyk was one of Business in Vancouver’s Top 40 under 40 and 150 of the most notable British Columbians in 2002. Mr. Stadnyk obtained his Bachelor of Education degree from the University of British Columbia in 1987 and in 1988 was a Master candidate of the Department of Education, combined program at the University of British Columbia and University of Victoria, B.C.

Eric Leslie is our Secretary. Mr. Leslie has an extensive work history focussed in the areas of management consulting, finance and oil and gas exploration. In 1978, Mr. Leslie began working in the oil and gas industry as a negotiator for both major and small independent oil and gas companies, including PanCanadian Petroleum Ltd. (now Encana Corporation), Amoco Canada Petroleum Company Ltd. and Phoenix Resources Ltd. At the age of 25, he started his own oil and gas exploration company which specialized in acquisitions of producing oil properties. In 1991, he founded Merchant Equities Capital Corp. In 1995 he co-founded Merchant Equities Investments Inc., a private company that provided venture capital financing, financial workouts and restructuring consulting management services primarily to early stage companies. During his tenure as President of Merchant Equities, he gained extensive public company experience serving on the board of directors of over a dozen publicly traded companies. Since 2003, he has been co-founder and C.E.O. of Vanguard Exploration Corp.

Mr. Leslie obtained his Bachelor of Arts degree from the University of Western Ontario in 1977.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders in accordance with our Articles of Incorporation and By-laws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our directors and officer as described above. David Stadnyk, our President, Chief Executive Officer and director, currently spends approximately 75% of his time on our business.

Family Relationships

There are no family relationships among our directors and officers.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise between our business and our directors’ other business activities. We are not aware of any existing conflicts between us and our directors’ other business activities.

Audit Committee Financial Expert

We do not presently have an audit committee, as we only have one director. We plan to add an additional director in the near future.

Executive Compensation

The following table sets forth the compensation paid to our Chief Executive Officer and those executive officers that earned more than US $100,000 in 2006 (the “Named Executive Officers”):

Summary Compensation Table

The following table summarizes all compensation paid to our chief executive officer and those executive officers that earned in excess of US $100,000 for services rendered in all capacities during 2006:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation Compen- sation ($)	Total ($)
Scott Pedersen Former President, CEO and Director	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation Compen- sation ($)	Total ($)
David Stadnyk President, Secretary, Treasurer and Director	2006	CDN $87,000 (US $74,588)(1)	Nil	Nil	Nil	Nil	Nil	Nil	CDN $87,000 (US $74,588)

(1) This represents salary accrued in 2006, none of which has been paid to date.

Stock Options/SAR Grants

At the end of fiscal 2006, we had granted no options to purchase shares of our common stock to directors or executive officers.

Prior to the Acquisition, Park Place Canada had issued stock options to some of its directors. Pursuant to the Agreement, we have recognized these stock options in accordance with the terms described below. The following summaries of each stock option agreement is not complete and is qualified in its entirety by reference to each stock option agreement; a copy of each of which is attached as an exhibit to this current report on Form 8-K.

Park Place Canada entered into a stock option agreement with Slobodan Vuksanovic, one of its former directors, whereby it granted to Mr. Vuksanovic an option to purchase 100,000 shares of its common stock at a price of CDN $0.35 (US $0.33) per share, exercisable until March 8, 2008. These stock options have been converted to purchase 50,000 shares of our common stock at a price of CDN $0.70 (US $ 0.67) per share, exercisable until March 8, 2008.

Park Place Canada entered into a stock option with David Stadnyk, its President and a director, whereby it granted to Mr. Stadnyk an option to purchase 600,000 shares of its common stock at a price of CDN $0.25 (US $0.23) per share, exercisable until April 2, 2011. These stock options have been converted to purchase 300,000 shares of our common stock at a price of CDN $0.50 (US $ 0.47) per share, exercisable until April 2, 2011.

Park Place Canada entered into a stock option agreement with Eric M. Leslie, one of its directors, whereby it granted to Mr. Leslie an option to purchase 200,000 shares of its common stock at a price of CDN $0.25 (US $0.23) per share, exercisable until April 4, 2011. These stock options have been converted to purchase 100,000 shares of our common stock at a price of CDN $0.50 (US $ 0.47) per share, exercisable until April 4, 2011.

Park Place Canada entered into a stock option with George Tsafalas, a consultant to Park Place Canada, whereby it granted to Mr. Tsafalas an option to purchase 300,000 shares of its common stock at a price of CDN $0.25 (US $0.23) per share, exercisable until April 2, 2011. These stock options have been converted to purchase 150,000 shares of our common stock at a price of CDN $0.50 (US $ 0.47) per share, exercisable until April 2, 2011.

Park Place Canada entered into a stock option with Laila Shuvaloff, a consultant to Park Place Canada, whereby it granted to Ms. Shuvaloff an option to purchase 100,000 shares of its common stock at a price of CDN $0.25 (US $0.23) per share, exercisable until April 2, 2011. These stock options have been converted to purchase 50,000 shares of our common stock at a price of CDN $0.50 (US $ 0.47) per share, exercisable until April 2, 2011.

Park Place Canada entered into a stock option with Caesar Biancofiore, a consultant to Park Place Canada, whereby it granted to Mr. Biancofiore an option to purchase 200,000 shares of its common stock at a price of CDN $0.35 (US $0.33) per share, exercisable until May 21, 2008. These stock options have been converted to purchase 100,000 shares of our common stock at a price of CDN $0.70 (US $ 0.67) per share, exercisable until May 21, 2008.

Park Place Canada entered into a stock option with Value Relations GmbH, a consultant to Park Place Canada, whereby it granted to Value Relations GmbH an option to purchase 250,000 shares of its common stock at a price of CDN $0.35 (US $0.33) per share and 250,000 shares of its common stock at a price of CDN $0.25 (US $0.23) per share, all exercisable until May 15, 2010. These stock options have been converted to purchase 1250,000 shares of our common stock at a price of CDN $0.50 (US $ 0.47) per share and 125,000 shares of our common stock at a price of CDN $0.70 (US $ 0.67) per share, all exercisable until May 15, 2010.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date. Directors are entitled to reimbursement of expenses incurred in attending meetings.

Equity Compensation Plan Information

The table set forth below presents information relating to our equity compensation plans as of the date hereof:

(1) Represents options to purchase shares of our common stock.

Consultancy Agreement with Management

Number of Securities to
	be Issued Upon	Weighted-Average Exercise	Number of Securities
	Exercise of	Price of Outstanding	Remaining Available for
	Outstanding Options,	Options, Warrants and	Future Issuance Under
	Warrants and Rights	Rights	Equity Compensation Plans
Plan Category	(a)	(b)	(excluding column (a))

Equity Compensation Plans
Approved by Security Holders	Nil	Nil	Nil

Equity Compensation Plans Not
Approved by Security Holders(1)	1,000,000	CDN $0.56 (US $0.53)	Nil

The following discussion of the agreement we have entered into with our executive officer is not complete and is qualified in its entirety by reference to the agreement, a copy of which has been attached as an exhibit to this current report on Form 8-K.

On January 1, 2007, Park Place Canada entered into a consulting agreement with David Stadnyk, its President and a director, who is paid CDN $20,000 (US $18,783) per month as part of the remuneration for his duties as its President. Such consideration is to be paid pro rata and in arrears as at the end of each month, provided that, by written notice to Park Place Canada company within five business days of the end of any month, The agreement is for a three-year period ending December 31, 2010. To date, no consideration has been received by Mr. Stadnyk under this agreement as all amounts due have been accrued.

Certain Relationships and Related Transactions

Except as described below, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1.	any of our directors or officers;

2.	any person proposed as a nominee for election as a director;

3.	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; or

4.	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Description of Securities

Our authorized capital stock consists of 1,200,000,000 shares of common stock, par value $0.0001 per share. As of July 30, 2007, and including the effect of the share issuances and cancellations being undertaken in accordance with the Acquisition that closed that day, as described at “- The Park Place Canada Acquistion”, there were 25,443,422 shares of our common stock issued and outstanding held by 164 stockholders of record, when accounting for the effect of the share issuances and cancellations being undertaken in accordance with the Acquisition, which closed that day.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law the holders of our common stock will possess all voting power. A majority of the outstanding shares of our corporation entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority of the shares represented at a meeting and entitled to vote thereat.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of our company.

Holders of our common stock shall be entitled to receive the remaining property of our company on dissolution after the creditors of our company and the holders of our preferred stock outstanding at the time have been satisfied.

Dividends

No dividends have ever been declared by our board of directors on our common stock. Our losses do not currently indicate the ability to pay any cash dividends, and any future decision to pay dividends will be made by our board of directors based on cash flow and their assessment of the needs of our company. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. However, any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to our company.

Market for Common Equity and Related Stockholder Matters

Shares of our common stock are principally exchanged through the OTC Bulletin Board. The range of high and low bid information for each quarter since our stock was first quoted on the OTC bulleting board, on June 20, 2006 is as follows. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. This information has been adjusted to reflect forward stock splits of 8 for 1 and 1.5 for 1 completed in July, 2007. This information was taken from the website www.bloomberg.com:

Quarter Ending	High Bid Information	Low Bid Information
June 30, 2007	0.0917	0.0792
March 31, 2007	0.2667	0.1458
December 31, 2006	0.25	0.0458
September 30, 2006	0.1667	0.125

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than US $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity and price of our common stock. Therefore, stockholders may have difficulty selling those securities.

Outstanding Options, Warrants and Convertible Securities

As of the date of this registration statement, we have 1,000,000 shares subject to outstanding options, as described above at “- Option/SAR grants”.

Rule 144 Shares

None of our issued and outstanding shares of common stock issued or transferred pursuant to the acquisition are presently available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of common stock then outstanding; or

2.	the average weekly trading volume of the Company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Under Rule 144(k), a person who is not one of our company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the common stock proposed to be sold for at least two years, is entitled to sell common stock without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

See Item 3.02 of this current report on Form 8-K.

Legal Proceedings

We are not currently a party to any legal proceedings that have been or are currently being undertaken for or against us, nor are we aware of any contemplated.

Changes in and Disagreements with Accountants
See Item 4.01 of this current report on Form 8-K.
Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Nevada law or otherwise, we have been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our Bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Both the NRS and our Bylaws provide that no indemnification shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Our Bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons against liability under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Reports to Security Holders

You may read any materials filed with the Securities and Exchange Commission (the “SEC”) at its principal office in Washington, D.C. Copies of such materials may be obtained from the Public Reference Room of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 – Unregistered Sales of Equity Securities.

In connection with the closing of the Acquisition, we issued 8,995,622 shares of common stock in the capital of our company as partial consideration for all of the shares of the amalgamated entity resulting from the amalgamation between Park Place Canada and our wholly owned subsidiary, incorporated under the laws of British Columbia, Canada, resulting in our 100% ownership of Park Place Canada. All of these common shares were issued in offshore transactions (as defined in Rule 902 under Regulation S under the Securities Act) in reliance on Regulation S under the Securities Act, based upon representations made by the purchasers, or were issued to accredited investors (as defined in Rule 501 under Regulation D under the United States Securities Act of 1933, as amended (the “Securities Act”)) in reliance on Rule 506 under the Securities Act.

Also in connection with the closing of the Acquisition, we issued options to purchase 275,000 shares of our common stock at an exercise price of CDN $0.70 (US $0.67) per share and 725,000 shares at an exercise price of CDN $0.50 (US $0.47) per share, also as partial consideration for all of the shares of the amalgamated entity resulting from the amalgamation between Park Place Canada and our wholly owned subsidiary, incorporated under the laws of British Columbia, Canada, resulting in our 100% ownership of Park Place Canada. These options to purchase shares of our common stock are further described in the report on Form 8-K at “Item 2.01 Completion of Acquisition or Disposition of Assets – Stock Option/SAR Grants”. All of these options to our common shares were issued in offshore transactions (as defined in Rule 902 under Regulation S under the Securities Act) in reliance on Regulation S under the Securities Act, based upon representations made by the purchasers.

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 – Changes in Registrant’s Certifying Accountant.

We have engaged Davidson and Company, Chartered Accountants, as our principal independent registered public accounting firm effective July 30, 2007. Concurrent with this appointment, Manning Elliott LLP, Chartered Accountants, (“Manning Elliott”) have resigned as principal independent registered public accounting firm of the Company effective July 31, 2007. The decision to change the Company’s principal independent registered public accounting firm has been approved by the Company’s board of directors.

The report of Manning Elliott dated December 7, 2006 on the balance sheets of the Company as at September 30, 2006 and 2005, and the related statements of operations, cash flows and stockholders’ equity for the years then ended did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.

In connection with the audit of the period from inception to September 30, 2006 through to the date of their resignation, there were no disagreements between the Company and Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Manning Elliott would have caused them to make reference thereto in their report on the Company’s audited financial statements.

The Company provided Manning Elliott with a copy of the foregoing disclosures and requested in writing that Manning Elliott furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company will file the letter form Manning Elliott when we receive it.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01	Changes in Control of Registrant.

On July 30, 2007, we acquired Park Place Canada when it merged with our wholly owned subsidiary, 0794403 B.C. Ltd. At the Closing of the Acquisition we issued a total of 8,995,662 shares of common stock to the former shareholders of Park Place Canada in consideration for all of the outstanding shares of the company resulting from the amalgamation of Park Place Canada and 0794403 B.C. Ltd. Also as part of the Acquisition, a total of 3,000,000 restricted shares of our common stock held by one of our former directors are being transferred to David Stadnyk, who also received shares of our common stock as a former shareholder of Park Place Canada. Finally, as part of the Acquisition, 45,000,000 restricted shares held by our former directors are being cancelled. As a result, former shareholders of Park Place Canada will hold a total of 11,995,662 of our total outstanding shares of 25,443,462, or 47% of our total outstanding shares.

The Closing of the Acquisition resulted in a change of control of our Company. For accounting purposes, this change of control constitutes a re-capitalization of our Company and the acquisition will be accounted for as a reverse merger whereby we, as the legal acquirer, are treated as the acquired entity, and Park Place Canada, as the legal subsidiary, is treated as the acquiring company with the continuing operations.

For more information, see Item 2.01 above, which is incorporated by reference in this Item 5.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Acquisition, David Stadnyk was appointed President, Secretary and Treasurer of our Company. Also, in connection with the Acquisition, Scott Pedersen has resigned as President, Treasurer and as a director of our company, and Oxana Avdasseva has resigned as Secretary and a director of our company.

The following is a list of current officers and directors of the Company:

Director/Officer	Position with the Company

David Stadnyk	President, Secretary, Treasurer and director

Information relating to our directors and officers is set forth under Item 2.01 of this Current Report and is incorporated by reference in this Item 5.02.

Item 5.06	Change in Shell Company Status.

The completion of the Acquisition resulted in a change of control of the Company. The material terms of the Acquisition are set forth under Item 2.01 above and in our current reports on Form 8-K filed with the SEC on July 3, 2007 and July 19, 2007 and are incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The following financial statements of Park Place Canada are included in this Current Report:

  Report of Independent Auditors dated February 15, 2007;

  Balance Sheet as at December 31, 2006;

  Statement of Operations for the period from inception to December 31, 2006;

  Statement of Cash Flows for the period from inception to December 31, 2006;

  Notes to the Consolidated Financial Statements;

  Unaudited Interim Balance Sheet as at March 31, 2007;

  Unaudited Interim Statement of Operations for the three months ended March 31, 2007;

  Unaudited Interim Statement of Operations for the three months ended March 31, 2007; and

  Notes to the Unaudited Interim Financial Statements.

(b)	Pro Forma Consolidated Financial Statements (Unaudited).

The following pro forma financial information reflecting the acquisition of Park Place Canada is included in this Current Report: Pro Forma Consolidated Balance Sheet as at March 31, 2007;

  Pro-Forma Consolidated Statement of Operations for the three months ended March 31, 2007; and

  Notes to Pro-Forma Consolidated Statements.

(c)	Exhibits.

Copies of the following documents are included as exhibits to this Current Report.

Exhibit
Number	Description of Exhibit
3.1	Articles of Incorporation.

3.2	Bylaws.(1)

10.1	Farmout Agreement dated May 30, 2006 between Bounty Developments Ltd. and Park Place Canada.

Exhibit
Number	Description of Exhibit

10.2	Form of Subscription Agreement for Flow Through Common Shares at $0.10 and $0.35 per share entered into with Canadian security holders.

10.3	Form of Subscription Agreement for Common Shares at $0.25 per share entered into with Canadian and offshore security holders.

10.4	Form of Subscription Agreement for Common Shares at $0.25 per share entered into with U.S. security holders.

10.5	Oil Sands Lease No. 7406080083 dated August 10, 2006.

10.6	Oil Sands Lease No. 7406080084 dated August 10, 2006.

10.7	Seismic Option Agreement dated September 22, 2006 among Park Place Canada, Bounty Developments Ltd. and Damascus Energy Inc.

10.8	Farmout and Option Agreement dated September 25, 2006 between Park Place Canada and Patch Energy Inc.

10.9	Farmout Participation and Option Agreement dated October 12, 2006 among Park Place Canada, Terra Energy Corp., Regal Energy Ltd. and Patch Energy Inc.

10.10	Amendment Agreement dated November 2, 2006 among Pine Petroleum Limited, Tidewater Resources Inc. and Park Place Canada.

10.11	Consulting Agreement dated January 1, 2007 between Park Place Canada and David Stadnyk.

10.12	Consulting Agreement dated March 26, 2007 between Park Place Canada and BT Hydrocarbons Corporation.

10.13	Form of Stock Option Agreement entered into with consultants and former and current directors.

10.14	Letter Agreement dated March 27, 2007 between Park Place Canada and Great Northern Oilsands, Inc.

10.15	Consulting Agreement dated April 4, 2007 between Park Place Canada and Highland Capital Corp.

10.16	Letter Agreement dated April 4, 2007 between Park Place Canada and Great Northern Oilsands, Inc.

10.17	Letter Agreement dated April 30, 2007 between Park Place Canada and Great Northern Oilsands, Inc.

10.18	Consulting Agreement dated May 15/07 between Park Place Canada and Value Relations GmbH.

Exhibit
Number	Description of Exhibit

10.19	Option Agreement dated May 15/07 between Park Place Canada and Value Relations GmbH.

10.20	Consulting Agreement dated May 22/07 between Park Place Canada and Caesar Biancofiore.

10.21	Option Agreement dated May 22/07 between Park Place Canada and Caesar Biancofiore.

10.22	Earning Agreement dated June 1, 2007 among Park Place Canada, Great Northern Oilsands Inc. and Tidewater Resources Inc.

10.23	Letter Agreement dated July 6, 2007 between Britcana Energy Ltd. and Park Place Canada.

10.24	Assignment of Loan dated June 15, 2007 between David Stadnyk and 1284810 Alberta Ltd.

10.25	Agreement dated July 30, 2007 between Park Place Canada and 21st Fox Energy Mining Ltd.

10.26	Agreement dated July 12, 2007 between Park Place Canada and OHM Limited.

10.27	Letter from Manning Elliott dated August 1, 2007.

10.27	Amalgamation agreement dated July 30, 2007 among Park Place Canada, Park Place Energy Corp., and 0794403 B.C. Ltd.

16.1	Letter from Manning Elliott dated August 1, 2007.

21.1	Subsidiaries of the Company

	Name of Subsidiary	Jurisdiction of Incorporation

	Park Place Energy Corp.	British Columbia, Canada

(1) Incorporated by reference from our registration statement on Form SB-2 as filed on December 9, 2004.

PARK PLACE ENERGY INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

INDEPENDENT AUDITORS' REPORT

To the Directors of
Park Park Energy Inc.

We have audited the balance sheet of Park Park Energy Inc. as at December 31, 2006 and the statements of operations and deficit, and cash flows for the cumulative amounts from inception on May 4, 2006 to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2006 and the results of its operations and cash flows for the cumulative amounts from inception on May 4, 2006 to December 31, 2006 in accordance with Canadian generally accepted accounting principles.

Vancouver, Canada	Chartered Accountants
February 15, 2007

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA –
U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the shareholders dated February 15, 2007 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

Vancouver, Canada	Chartered Accountants
February 15, 2007

PARK PLACE ENERGY INC.
BALANCE SHEET
(Expressed in Canadian Dollars)
AS AT DECEMBER 31

2006
ASSETS
Current
Cash	$4,517
Receivable	2,799
Prepaid expenses	575

7,891

Oil and gas properties (Note 3)	1,521,856

$1,529,747

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	$69,179
Due to related party (Note 6)	87,000

156,179
Shareholders' equity
Capital stock (Note 4)	1,592,010
Authorized
Unlimited common shares without par value
Issued
11,603,244 common shares
Deficit	(218,442)

1,373,568

$1,529,747

Nature and continuance of operations (Note 1)

Subsequent events (Note 10)

On behalf of the Board:

__________________________________________________Director	”	Director

The accompanying notes are an integral part of these consolidated financial statements.

PARK PLACE ENERGY INC.
STATEMENT OF OPERATIONS AND DEFICIT
(Expressed in Canadian Dollars)

Period From
Inception on
May 4,
2006 to
December 31,
2006

EXPENSES
Office and general	$12,358
Professional fees	21,542
Consulting	103,696
Management fees	83,000

(220,596)

Loss before other items	(220,596)

OTHER ITEM
Interest revenue	2,154

Loss for the period	(218,442)

Deficit, beginning of period	-

Deficit, end of period	$(218,442)

Basic and diluted loss per share	$(0.05)

Weighted average number of shares outstanding – basic and diluted	4,377,396

The accompanying notes are an integral part of these consolidated financial statements.

PARK PLACE ENERGY INC.
STATEMENT OF CASH FLOWS
(Expressed in Canadian Dollars)

Period From
Inception on
May 4,
2006 to
December 31,
2006

CASH FLOW FROM OPERATING EXPENSES
Loss for the period	$(218,442)

Changes in non-cash working capital items:
Increase in receivable	(2,799)
Increase in prepaids	(575)
Increase in accounts payable and accrued liabilities	69,179
Increase in due to related parties	87,000

Cash used in operating activities	(65,637)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of capital stock	1,592,010

Cash provided by financing activities	1,592,010

CASH FLOW FROM INVESTING ACTIVITIES
Oil and gas interests	(1,521,856)

Cash provided by (used in) investing activities	(1,521,856)

Change in cash during the period	4,517

Cash position, beginning of period	-

Cash position, end of period	$4,517

Supplemental disclosure with respect to cash flows (Note 5)

The accompanying notes are an integral part of these financial statements

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

1.	NATURE AND CONTINUANCE OF OPERATIONS

The Company is incorporated under the laws of British Columbia and its principal business activity is the acquiring and developing of oil and gas properties in Canada.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. Continued operations of the Company are dependent on the Company's ability to receive continued financial support, complete public equity financing, or generate profitable operations in the future. These consolidated financial statements do not include the adjustments that would be necessary should the Company be unable to continue as a going concern.

2006

Working Capital (deficiency)	$(148,288)
Deficit	(218,442)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the year. Actual results could differ from these estimates.

Oil and gas properties

The Company follows the full cost method of accounting for oil and natural gas operations and equipment, whereby all costs of acquiring, exploring for and developing oil and natural gas reserves are capitalized and accumulated in cost centers on a property-to-property basis. Costs include land acquisition costs, geological and geophysical charges, carrying charges on non-productive properties and costs of drilling both productive and non-productive wells. General and administrative costs are not capitalized other than to the extent of the Company's working interest in operated capital expenditure programs on which operator's fees have been charged equivalent to standard industry operating agreements. At December 31, 2006, the Company has not capitalized any interest, general or administrative costs.

The costs in each cost centre, including the costs of well equipment, are depleted and depreciated using the unit-of-production method based on the estimated proved reserves before royalties. Natural gas reserves and production are converted to equivalent barrels of crude oil based on relative energy content. The costs of acquiring and evaluating significant unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Oil and gas properties (cont’d…)

The capitalized costs less accumulated depletion and depreciation in each cost centre are limited to an amount equal to the estimated future net revenue from proved reserves (based on prices and costs at the balance sheet date) plus the cost (net of impairments) of unproved properties. The total capitalized costs less accumulated depletion and depreciation, site restoration provision and future income taxes of all cost centers is further limited to an amount equal to the future net revenue from proved reserves plus the cost (net of impairments) of unproved properties of all cost centers less estimated future site restoration costs, general and administrative expenses, financing costs and income taxes.

Proceeds from the sale of oil and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would significantly alter the rate of depletion and depreciation.

Certain of the Company's exploration and production activities are conducted jointly with others and, accordingly, the accounts reflect only the Company's proportionate interest in such activities.

Asset retirement obligations

The Company has adopted CICA Handbook Section 3110 “Asset Retirement Obligations”. This standard focuses on the recognition and measurement of liabilities related to legal obligations associated with the retirement of property, plant and equipment. Under this standard, these obligations are initially measured at fair value and subsequently adjusted for any changes resulting from the passage of time and revisions to either the timing or the amount of the original estimate of undiscounted cash flows. The asset retirement cost is to be capitalized to the related asset and amortized into earnings over time. The Company did not have any significant asset retirement obligations as of December 31, 2006.

Flow-through shares

Canadian tax legislation permits a company to issue flow-through shares whereby the deduction for tax purposes relating to qualified resource expenditures is claimed by the investors rather than the Company. Recording these expenditures for accounting purposes gives rise to taxable temporary differences.

Effective March 19, 2004, the Emerging Issues Committee of the Canadian Institute of Chartered Accountants requires, where it is more likely than not, that when flow-through expenditures are renounced, a portion of the future income tax assets that were not recognized in previous years, due to the recording of a valuation allowance, be recognized as recovery of income taxes in the statement of operations.

Income taxes

The Company follows the asset/liability method of accounting for income taxes. Future income tax assets and liabilities are determined based on the differences between the tax basis of assets and liabilities and those reported in the financial statements. The future tax assets or liabilities are calculated using the tax rates for the periods in which the differences are expected to be settled. Future tax assets are recognized to the extent that they are considered more likely than not to be realized.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Loss per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the year. For loss per share the dilutive effect has not been computed as it proved to be anti-dilutive. Loss per share is calculated using the weighted-average number of shares outstanding during the year.

3.	OIL AND GAS PROPERTIES

The Company entered into agreements to acquire interests in various oil and gas properties in Canada as follows:

Period From
Inception on
May 4,
2006 to
December 31,
Unproved Properties	2006

OIL AND GAS INTERESTS

Balance, beginning of year	$-

Acquisition costs
Atlee Buffalo	35,849
Peace River	249,980
Worsley	-
Eight Mile	-
Medicine Hat	-

285,829

Drilling and casing
Atlee Buffalo	366,000
Peace River	-
Worsley	232,000
Eight Mile	498,000
Medicine Hat	140,027

1,236,027

Total unproved properties	$1,521,856

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

3.	OIL AND GAS PROPERTIES (cont’d…)

The Company entered into agreements to acquire interests in various oil and gas properties as follows:

Atlee-Buffalo Property, Alberta, Canada

The Company entered into a Farmout Agreement dated May 30, 2006, with an Alberta-based oil & gas company, Bounty Developments Ltd. (“Bounty”) to participate in drilling and casing two test wells located in the Atlee-Buffalo Area, Alberta. The Company made a non-refundable payment of $35,849. The Company has paid further cash call advances of $183,000 on each of the two test wells. By fulfilling all of these responsibilities, the Company will earn 100% of Bounty’s 100% working interest in the farmout lands. Bounty will act as the initial Operator for all operations under the agreement. The Company and Bounty have the right to participate 50% each in an acquisition of Mutual Interest Lands.

Oil Sands Section, Peace River, Alberta, Canada

The Company acquired sections of oil sands property in the Peace River oil sands area of Alberta at the Alberta government auction dated August 9, 2006 for $249,980. Each Lease has a 15 year term and an expiry date of no earlier than August 10, 2021.

Worsley Property, Alberta, Canada

The Company has entered into a Farmout Agreement dated September 22, 2006 with Bounty Development Ltd. to participate in drilling and casing located in Worsley area, Alberta. The Company will earn 50% working interest to earn 27.5% working interest after payout in a seismic and test well program. $232,000 has been advanced towards the cash calls as of December 31, 2006.

Eight Mile Property, British Columbia, Canada

The Company has entered into a Farmout Agreement with Terra Energy Inc. dated October 12, 2006 to participate in sections natural gas projects in northeast BC, called the Eight Mile Property.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

3.	OIL AND GAS PROPERTIES (cont’d…)

Eight Mile Property, British Columbia, Canada (cont’d…)

The Company will earn 20% working interest in the section in which each well is drilled, subject to a 12% convertible overriding royalty before payout and a 12% working interest after payout, and a 12% working interest in a section contiguous to the section that was drilled, plus a continuous option to earn an interest in other sections. $498,000 has been advanced towards the cash calls.

Medicine Hat Property, Alberta, Canada

The Company has entered in a Farmout Agreement with Tidewater Resources Inc. dated September 25, 2006 to participate in drilling and casing located in Medicine Hat, Alberta. Park Place Energy has 40% working interest, which could be converted upon successful competition to 20% interest. $138,800 has been paid towards the cash calls and seismic costs of $1,227 have been incurred.

4.	CAPITAL STOCK

Authorized share capital consists of an unlimited number of common shares without par value, and an unlimited number of preferred shares without par value.

	Number of	Capital
	Shares	Stock

Balance at December 31, 2005	-	$-

Issued:
Non flow-through shares for cash at $0.10 per share	100	10
Flow-through shares for cash at $0.10 per share	8,950,000	895,000
Non flow-through shares for cash at $0.25 per share	2,316,000	579,000
Flow-through shares for cash at $0.35 per share	337,144	118,000

Balance at December 31, 2006	11,603,244	$1,592,010

Share issuances:

a)	On May 4, 2006, the Company issued 100 non-flow through common shares at a price of $0.10 for total proceeds of $10.

b)	During the period ended December 31, 2006, the Company completed a private placement of 8,950,000 flow-through common shares at a price of $0.10 per share for aggregate gross proceeds of $895,000.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

4.	CAPITAL STOCK AND CONTRIBUTED SURPLUS (cont’d…)

	c)	During the period ended December 31, 2006, the Company completed a private placement of 2,316,000 non-flow through common shares at a price of $0.25 per share for aggregate gross proceeds of $579,000.

	d)	During the period ended December 31, 2006, the Company completed a private placement of 337,144 flow-through common shares at a price of $0.35 per share for aggregate gross proceeds of $118,000.

5.	SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

2006
Cash paid during the year for interest	$-
Cash paid during the year for income taxes	$-
There were no significant non-cash transactions during the period ended December 31, 2006.

6.	RELATED PARTY TRANSACTIONS

The Company entered into the following transactions with related parties:

	a)	The Company is indebted to the President in the amount of $4,000 representing expenses paid on behalf of the Company.

	b)	Accrued to the President a management fee of $87,000. This amount is unsecured, non-interest bearing, and has no specific terms of repayment.

c)

The Company issued 5,450,000 flow-through common shares at $0.10 per share to the President of the Company for total proceeds of $545,000 and 100 non-flow-through common shares at $0.10 for the total proceeds of $10. In addition, the Company issued 200,000 flow-through common shares at $0.10 per share to a director of the Company for total proceeds of $20,000.

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

7.	INCOME TAXES

A reconciliation of current income taxes at statutory rates with the reported taxes is as follows:

2006
Loss before income tax recovery	$(218,442)

Expected income tax recovery at statutory rates	$74,489
Non-deductible expenses	-
Unrecognized (recognized) benefit of non-capital losses and resource expenditures	(74,489)
Total income taxes (recovery)	$-

The significant components of the Company’s future tax assets are as follows:

2006
Future tax assets and liabilities
Loss carry towards	$74,489
Mineral property and related exploration expenditures	-
74,489
Less: valuation allowances	(74,489)
net future tax assets (liabilities)	$-

During the period ended December 31, 2006, the Company issued 9,287,144 common shares on a flow-through basis for gross proceeds of $1,013,000. The flow-through agreement requires the Company to renounce certain deductions for Canadian exploration expenditures incurred on the Company’s resource properties.

The Company has available for deduction against future taxable income non-capital losses of approximately $218,000. These losses, if not utilized, will expire commencing in 2026. Subject to certain restrictions, the Company also has resource expenditures available to reduce taxable income in future years. Future tax benefits which may arise as a result of these non-capital losses and resource deductions have not been recognized in these financial statements and have been offset by a valuation allowance.

8.	SEGMENT INFORMATION

All of the Company's operations are in the oil and gas industry in Canada.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

9.	FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts payable and accrued liabilities and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

10.	SUBSEQUENT EVENTS

Subsequent to December 31, 2006, the Company:

a)	Issued 400,000 flow-through common shares at $0.10 for gross proceeds of $40,000 on January 22, 2007.

b)	Issued 210,000 common shares at $0.25 for gross proceeds of $52,500 on February 7, 2007.

11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”). Material variations in the accounting principles, practices and methods used in preparing these consolidated financial statements from principles, practices and methods accepted in the United States (“United States GAAP”) are described and quantified below.

Consolidated financial statement balances under United States GAAP

The impact of the differences between Canadian GAAP and United States GAAP do not materially affect the balance sheet, statement of operations and statement of cash flows.

Oil and gas properties

Under both United States and Canadian GAAP, property, plant and equipment must be assessed for potential impairment.

Under Canadian GAAP, a ceiling test is applied to ensure that capitalized costs for oil and gas properties and equipment do not exceed the sum of estimated undiscounted, future net revenues from proven reserves less the cost incurred or estimated to develop those reserves, interest and general and administration costs, and an estimate for restoration costs and applicable taxes. Effective January 1, 2004, the CICA implemented a new pronouncement on impairment of long-lived assets, which required the impairment loss as a result of the ceiling test to be measured as the amount by which the carrying amount of the asset exceeds the expected future cash flows discounted using a risk free interest rate.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d…)

Oil and gas properties (cont’d…)

Under United States GAAP, costs accumulated in each cost center are limited to an amount equal to the present value, discounted at 10%, of the estimated future net operating revenues from proved reserves, net of restoration costs and income taxes. A ceiling test write-down was not required as at December 31, 2006 as none of the Company’s properties are producing.

Loss per share

Under both Canadian GAAP and United States GAAP basic loss per share is calculated using the weighted average number of common shares outstanding during the year.

Under United States GAAP, the weighted average number of common shares outstanding excludes any shares that remain in escrow, but may be earned out based on the Company incurring a certain amount of exploration and development expenditures. The weighted average number of shares outstanding under United States GAAP for the years ended December 31, 2006 was the same as Canadian GAAP and accordingly, loss per share for the period ended December 31, 2006 is the same under both US and Canadian GAAP.

Asset retirement obligations

Under United States GAAP, Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” requires companies to record the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. Under this standard, the initial recognition of the liability is capitalized as part of the asset cost and depreciated over its estimated useful life.

Canadian GAAP standards are the same as US GAAP and accordingly there are no asset retirement obligations in fiscal 2006.

Recent accounting pronouncements

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes”. FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are currently in the process of evaluating the impact of FIN 48 on our financial position and results of operations.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d…)

Recent accounting pronouncements (cont’d…)

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”. SAB No. 108 provides guidance on how prior year misstatements should be taken into consideration when quantifying misstatements in current year financial statements for purposes of determining whether the current year’s financial statements are materially misstated. SAB No. 108 is effective for fiscal years ending on or after November 15, 2006. The Company is in its first period of operations, so SAB No. 108 will have no impact on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 establishes a framework for measuring the fair value of assets and liabilities. This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards which permit, or in some cases require, estimates of fair market value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. We are currently in the process of evaluating the impact that SFAS No. 157 will have on our future financial position and results of operations.

PARK PLACE ENERGY INC.

CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

MARCH 31, 2007

PARK PLACE ENERGY INC.
BALANCE SHEET
(Expressed in Canadian Dollars)
(Unaudited)

	March 31,	December
	2007	31, 2006

ASSETS
Current
Cash	110,870	$4,517
Receivable	919	2,799
Prepaid expenses	3,970	575

	115,759	7,891
Loan receivable (Note 3)	200,000	-

Oil and gas properties (Note 4)	2,007,415	1,521,856

	2,323,174	$1,529,747

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	141,196	$69,179
Due to related party (Note 7)	654,322	87,000

	795,518	156,179

Future income taxes (Note 9)	179,075	-

Shareholders' equity
Capital stock (Note 5)	2,015,510	1,592,010
Authorized
Unlimited common shares without par value
Issued
13,657,244 common shares (December 31, 2006: 11,603,244)
Contributed surplus (Note 5)	6,572	-
Deficit	(673,501)	(218,442)

	1,348,581	1,373,568

	2,323,174	$1,529,747

Nature and continuance of operations (Note 1)
Subsequent events (Note 11)

On behalf of the Board:

Director	Director

The accompanying notes are an integral part of these consolidated financial statements.

PARK PLACE ENERGY INC.
STATEMENT OF OPERATIONS AND DEFICIT
(Expressed in Canadian Dollars)
(Unaudited)

		Period From
		Inception on
	Three Months	May 4,
	Ended	2006 to
	March 31,	December 31,
	2007	2006

EXPENSES
Office and general	$55,244	$12,358
Professional fees	27,954	21,542
Consulting	126,321	103,696
Management fees	60,000	83,000
Stock-based compensation – management fees	6,572	-

	(276,091)	(220,596)

Loss before other items	(276,091)	(220,596)

OTHER ITEM
Interest revenue	107	2,154

Loss for the period before income taxes	(275,984)	(218,442)

Future income taxes (Note 9)	(179,075)	-

Loss for the period	(455,059)	(218,442)

Deficit, beginning of period	(218,442)	-

Deficit, end of period	(673,501)	$(218,442)

Basic and diluted loss per share	$(0.04)	$(0.05)

Weighted average number of shares outstanding – basic and diluted	12,630,244	4,377,396

The accompanying notes are an integral part of these consolidated financial statements.

PARK PLACE ENERGY INC.
STATEMENT OF CASH FLOWS
(Expressed in Canadian Dollars)
(Unaudited)

		Period From
	Three	Inception on
	Months	May 4,
	Ended	2006 to
	March 31,	December 31,
	2007	2006

CASH FLOW FROM OPERATING EXPENSES
Loss for the period	$(455,059)	$(218,442)
Stock-based compensation	6,572	-
Future income taxes	179,075	-

Changes in non-cash working capital items:
Decrease in receivable	1,880	(2,799)
Increase in prepaids	(3,395)	(575)
Increase in accounts payable and accrued liabilities	39,476	69,179
Increase in due to related parties	-	87,000

Cash used in operating activities	(231,451)	(65,637)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of capital stock	423,500	1,592,010

Cash provided by financing activities	423,500	1,592,010

CASH FLOW FROM INVESTING ACTIVITIES
Oil and gas interests	(6,696)
		(1,521,856)
Loan receivable	(200,000)	-
Due to related parties	121,000	-

Cash used in investing activities	(85,696)	(1,521,856)

Change in cash during the period	106,353	4,517

Cash position, beginning of period	4,517	-

Cash position, end of period	$110,870	$4,517

Supplemental disclosure with respect to cash flows (Note 6).

The accompanying notes are an integral part of these financial statements

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Uuaudited)

1.	NATURE AND CONTINUANCE OF OPERATIONS

The Company is incorporated under the laws of British Columbia and its principal business activity is the acquiring and developing of oil and gas properties in Canada.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. Continued operations of the Company are dependent on the Company's ability to receive continued financial support, complete public equity financing, or generate profitable operations in the future. These consolidated financial statements do not include the adjustments that would be necessary should the Company be unable to continue as a going concern.

2007

Working Capital (deficiency)	$(679,759)
Deficit	(673,501)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Instruments - Changes in Accounting Policies

Effective January 1, 2007, the Company adopted the following new accounting standards issued by the Canadian Institute of Chartered Accountants (CICA) relating to financial instruments.

These new standards have been adopted on a prospective basis with no restatement to prior period financial statements.

Financial Instruments-Recognition and Measurement (Section 3855)

These standards set out criteria for the recognition and measurement of financial instruments for fiscal years beginning on or after October 1, 2006. This standard requires all financial instruments within its scope, including derivatives, to be included on a Company’s balance sheet and measured either at fair value or, in certain circumstances when fair value may not be considered most relevant, at cost or amortized cost. Changes in fair value are to be recognized in the statements of operations and comprehensive income.

All financial assets and liabilities are recognized when the entity becomes a party to the contract creating the item. As such, any of the Company’s outstanding financial assets and liabilities at the effective date of adoption are recognized and measured in accordance with the new requirements as if these requirements had always been in effect. Any changes to the fair values of assets and liabilities prior to January 1, 2007 are recognized by adjusting opening deficit or opening accumulated other comprehensive income.

All financial instruments are classified into one of the following five categories: held for trading, held-to-maturity, loans and receivables, available-for-sale financial assets, or other financial liabilities. Initial and subsequent measurement and recognition of changes in the value of financial instruments depend on their initial classification:

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Uuaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Financial Instruments - Changes in Accounting Policies (cont’d…)

Financial Instruments-Recognition and Measurement (Section 3855) (cont’d...)

- Held for trading financial instruments are measured at fair value. All gains and losses are included in net earnings in the period in which they arise.
- Held-to-maturity investments, loans and receivables, and other financial liabilities are initially measured at fair value and subsequently measured at amortized cost. Amortization of premiums or discounts and losses due to impairment are included in current period net earnings.
- Available-for-sale financial assets are measured at fair value. Revaluation gains and losses are included in other comprehensive income until the asset is removed from the balance sheet.
- All derivative financial instruments are classified as held for trading financial instruments and are measured at fair value, even when they are part of a hedging relationship. All gains and losses are included in net earnings in the period in which they arise.

In accordance with this new standard, the Company has classified its financial instruments as follows:

Cash and cash equivalents are classified as held-for-trading; receivables are classified as loans and accounts payable are classified as other financial liabilities. All are measured at fair value and gains and losses are included in net earnings in the period in which they arise. Cash and cash equivalents are exposed to credit risk and these amounts are placed with major Canadian banks. The Company is not exposed to interest rate risk due to the short term maturity of the financial instruments.

Hedging (Section 3865)

This new standard specifies the circumstances under which hedge accounting is permissible and how hedge accounting may be performed. The Company currently does not have any hedges.

Comprehensive Income (Section 1530)

Comprehensive income is the change in shareholders’ equity during a period from transactions and other events from non-owner sources. This standard requires certain gains and losses that would otherwise be recorded as part of net earnings to be presented in other “comprehensive income” until it is considered appropriate to recognize into net earnings. This standard requires the presentation of comprehensive income, and its components in a separate financial statement that is displayed with the same prominence as the other financial statements.

Accordingly, the Company now includes the account “accumulated other comprehensive income” in the shareholders’ equity section of the consolidated balance sheet.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Uuaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Financial Instruments - Changes in Accounting Policies (cont’d…)

Accounting Changes – (Section 1506)

This standard allows for voluntary changes in accounting policy only when such changes enhance the relevance and reliability of the financial statements, and the comparability of those financial statements over time and with the financial statements of other entities. The standard requires changes in accounting policy to be applied retrospectively unless doing so is impracticable, requires prior period errors to be corrected retrospectively and calls for enhanced disclosures about the effects of changes in accounting policies, estimates and errors on the financial statements.

Any impact that the adoption of Section 1506 will have on the Company’s results of operations and financial condition will depend on the nature of future accounting changes. Its adoption has had no impact on these unaudited interim consolidated financial statements.

There was no effect on opening equity as of January 1, 2007 as a result of applying these new standards.

Use of estimates

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the year. Actual results could differ from these estimates.

Oil and gas properties

The Company follows the full cost method of accounting for oil and natural gas operations and equipment, whereby all costs of acquiring, exploring for and developing oil and natural gas reserves are capitalized and accumulated in cost centers on a property-to-property basis. Costs include land acquisition costs, geological and geophysical charges, carrying charges on non-productive properties and costs of drilling both productive and non-productive wells. General and administrative costs are not capitalized other than to the extent of the Company's working interest in operated capital expenditure programs on which operator's fees have been charged equivalent to standard industry operating agreements. At March 31, 2007, the Company has not capitalized any interest, general or administrative costs.

The costs in each cost centre, including the costs of well equipment, are depleted and depreciated using the unit-of-production method based on the estimated proved reserves before royalties. Natural gas reserves and production are converted to equivalent barrels of crude oil based on relative energy content. The costs of acquiring and evaluating significant unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Oil and gas properties (cont’d…)

The capitalized costs less accumulated depletion and depreciation in each cost centre are limited to an amount equal to the estimated future net revenue from proved reserves (based on prices and costs at the balance sheet date) plus the cost (net of impairments) of unproved properties. The total capitalized costs less accumulated depletion and depreciation, site restoration provision and future income taxes of all cost centers is further limited to an amount equal to the future net revenue from proved reserves plus the cost (net of impairments) of unproved properties of all cost centers less estimated future site restoration costs, general and administrative expenses, financing costs and income taxes.

Proceeds from the sale of oil and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would significantly alter the rate of depletion and depreciation.

Certain of the Company's exploration and production activities are conducted jointly with others and, accordingly, the accounts reflect only the Company's proportionate interest in such activities.

Asset retirement obligations

The Company has adopted CICA Handbook Section 3110 “Asset Retirement Obligations”. This standard focuses on the recognition and measurement of liabilities related to legal obligations associated with the retirement of property, plant and equipment. Under this standard, these obligations are initially measured at fair value and subsequently adjusted for any changes resulting from the passage of time and revisions to either the timing or the amount of the original estimate of undiscounted cash flows. The asset retirement cost is to be capitalized to the related asset and amortized into earnings over time. The Company did not have any significant asset retirement obligations as of March 31, 2007.

Flow-through shares

Canadian tax legislation permits a company to issue flow-through shares whereby the deduction for tax purposes relating to qualified resource expenditures is claimed by the investors rather than the Company. Recording these expenditures for accounting purposes gives rise to taxable temporary differences.

Effective March 19, 2004, the Emerging Issues Committee of the Canadian Institute of Chartered Accountants requires, where it is more likely than not, that when flow-through expenditures are renounced, a portion of the future income tax assets that were not recognized in previous years, due to the recording of a valuation allowance, be recognized as recovery of income taxes in the statement of operations.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Stock-based compensation

The Company uses the fair value-based method for stock-based compensation and therefore all awards to employees and non-employees will be recorded at fair value on the date of the grant and expensed over the period of vesting. The Company uses the Black-Scholes option pricing model to estimate the fair value of each stock option at the date of grant. Any consideration paid by the option holders to purchase shares is credited to capital stock.

Income taxes

The Company follows the asset/liability method of accounting for income taxes. Future income tax assets and liabilities are determined based on the differences between the tax basis of assets and liabilities and those reported in the financial statements. The future tax assets or liabilities are calculated using the tax rates for the periods in which the differences are expected to be settled. Future tax assets are recognized to the extent that they are considered more likely than not to be realized.

Loss per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the year. For loss per share the dilutive effect has not been computed as it proved to be anti-dilutive. Loss per share is calculated using the weighted-average number of shares outstanding during the year.

3.	LOAN RECEIVABLE

On March 27, 2007, the Company loaned $200,000 to Great Northern Oilsands Inc. The loan bears interest at 5% per annum and has no specific terms of repayment.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Unaudited)

4.	OIL AND GAS PROPERTIES

The Company entered into agreements to acquire interests in various oil and gas properties in Canada as follows:

		Period From
		Inception on
	Three Month	May 4, 2006 to
	Period Ended	December 31,
Unproved Properties	March 31, 2007	2006

OIL AND GAS INTERESTS

Balance, beginning of period	$285,829	$-

Acquisition costs
Atlee Buffalo	-	35,849
Peace River	-	249,980
Worsley	-	-
Eight Mile	-	-
Medicine Hat	-	-
Great Northern Oilsands Claims
(Includes Worsley, Kerrobert, and Lloydminster)	340,000	-

	625,829	285,829

Balance, beginning of period	1,236,027	-

Drilling and casing
Atlee Buffalo	-	366,000
Peace River	-	-
Worsley	-	232,000
Eight Mile	131,252	498,000
Medicine Hat	14,307	140,027

	1,381,586	1,236,027

Total unproved properties	$2,007,415	$1,521,856

The Company entered into agreements to acquire interests in various oil and gas properties as follows:

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Unaudited)

4.	OIL AND GAS PROPERTIES (cont’d…)

Atlee-Buffalo Property, Alberta, Canada

The Company entered into a Farmout Agreement dated May 30, 2006, with an Alberta-based oil & gas company, Bounty Developments Ltd. (“Bounty”) to participate in drilling and casing two test wells located in the Atlee-Buffalo Area, Alberta. The Company made a non-refundable payment of $35,849. The Company has paid further cash call advances of $183,000 on each of the two test wells. As of March 31, 2007 oil and gas costs incurred are $350,384. By fulfilling all of these responsibilities, the Company will earn 100% of Bounty’s 100% working interest in the Farmout lands. Bounty Developments Ltd. will act as the initial Operator for all operations under the agreement. The Company and Bounty have the right to participate 50% each in an acquisition of Mutual Interest Lands.

Oil Sands Section, Peace River, Alberta, Canada

The Company acquired sections of oil sands property in the Peace River oil sands area of Alberta at the Alberta government auction dated August 9, 2006 for $249,980. Each lease has a 15 year term and an expiry date of no earlier than August 10, 2021.

Worsley Property, Alberta, Canada

The Company has entered into a Farmout Agreement dated September 22, 2006 with Bounty Development Ltd. to participate in drilling and casing located in Worsley area, Alberta. The Company will earn 50% working interest to earn 27.5% working interest after payout in a seismic and test well program. $232,000 has been advanced towards the cash calls as of March 31, 2007.

On March 27, 2007 the company acquired from Great Northern Oilsands Inc. a right to earn an additional 50% interest in the Worsley property by funding 50% of Great Northern Obligations in that regard. Consideration for the additional 50% interest is included in the Great Northern Oilsands claims.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Unaudited)

4.	OIL AND GAS PROPERTIES (cont’d…)

Eight Mile Property, British Columbia, Canada

The Company has entered into a Farmout Agreement with Terra Energy Inc. dated October 12, 2006 to participate in sections natural gas projects in northeast BC, called the Eight Mile Property.

The Company will earn 20% working interest in the section in which each well is drilled, subject to a 12% convertible overriding royalty before payout and a 12% working interest after payout, and a 12% working interest in a section contiguous to the section that was drilled, plus a continuous option to earn an interest in other sections. $629,252 has been advanced towards the cash calls.

Subsequent to quarter end (see Note 11), the Company entered into an additional agreement with Terra Energy Inc.

Medicine Hat Property, Alberta, Canada

The Company has entered in a Farmout Agreement with Tidewater Resources Inc. dated September 25, 2006 to participate in drilling and casing located in Medicine Hat, Alberta. Park Place Energy has 40% working interest, which could be converted upon successful competition to 20% interest. $150,800 has been paid towards the cash calls and seismic costs of $3,534.

Kerrobert Property, Saskatchewan, Canada

On March 27, 2007 the company acquired from Great Northern Oilsands Inc. a 12.5% working interest. Consideration for the additional 50% interest is included in the Great Northern Oilsands claims.

Lloydminster Property, Alberta, Canada

On March 27, 2007 the company acquired from Great Northern Oilsands Inc. a 100% working interest and 50% interest after payout in two test wells. Consideration for the additional 50% interest is included in the Great Northern Oilsands claims.

Cecil-Eureka Property, Alberta, Canada (Pending)

On March 27, 2007, the company entered into a letter agreement with Great Northern Oilsands Inc. to purchase a 50% interest in the Eureka property by funding 50% of Great Northern’s obligations in that regard.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Unaudited)

5.	CAPITAL STOCK

Authorized share capital consists of an unlimited number of common shares without par value, and an unlimited number of preferred shares without par value.

	Number of	Capital	Contributed
	Shares	Stock	Surplus

Issued:
Non flow-through shares for cash at $0.10 per share	100	$10	$-
Flow-through shares for cash at $0.10 per share	8,950,000	895,000	-
Non flow-through shares for cash at $0.25 per share	2,316,000	579,000	-
Flow-through shares for cash at $0.35 per share	337,144	118,000	-

Balance at December 31, 2006	11,603,244	1,592,010	-

Issued:
Stock-based compensation	-	-	6,572
Flow-through shares for cash at $0.10 per share	600,000	60,000	-
Non flow-through share for cash at $0.25 per share	1,454,000	363,500	-

Balance at March 31, 2007	13,657,244	$2,015,510	$6,572

Stock-based compensation

On March 7, 2007, the Company granted options to acquire 100,000 common shares with a weighted average fair value of $0.07 per share, of which all options vested upon grant resulting in stock-based compensation expense under the Black-Scholes option pricing model of $6,572. These represent the only options outstanding as of March 31, 2007

There were no options granted during the period ended December 31, 2006.

The following weighted average assumptions were used for the valuation of stock options granted during the year:

2007

Risk-free interest rate	4.56%
Expected life of options	1 year
Annualized volatility	91.63%
Dividend rate	0.00%

On April 3, 2007 the Company granted 600,000 options to the president of the Company and 400,000 options to consultants of the Company. Each option is exercisable at $0.25 per option and expires on April 2, 2011. These options fully vest within four months of the grant date.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Unaudited)

5.	CAPITAL STOCK (cont’d…)

Share issuances:

a)

During the period three months ended March 31, 2007, the Company completed a private placement of 600,000 flow-through common shares at a price of $0.10 per share for aggregate gross proceeds of $60,000.

b)

During the period three months ended March 31, 2007, the Company completed a private placement of 1,454,000 non-flow-through common shares at a price of $0.25 per share for aggregate gross proceeds of $363,500

6.	SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

Period Ended
	March 31,	December 31,
	2007	2007

Cash paid during the year for interest	$-	$-

Cash paid during the year for income taxes	$-	$-

Included in due to related parties is $446,322 (December 31, 2006 - $Nil) related to oil and gas expenditures.

Included in accounts payable and accrued liabilities is $32,541 (December 31, 2006 - $Nil) related to oil and gas expenditures.

There were no other significant non-cash transactions during the periods ended March 31, 2007 and December 31, 2006.

7.	RELATED PARTY TRANSACTIONS

The Company entered into the following transactions with related parties:

a)	The Company is indebted to the President and companies controlled by the President in the amount of $511,322 (December 31, 2006 - $4,000) representing expenditures paid on behalf of the Company.

b)	Accrued to the President a management fee of $143,000 (December 31, 2006 $87,000). This amount is unsecured, non-interest bearing, and has no specific terms of repayment.

c)

The Company issued 5,450,000 flow-through common shares at $0.10 per share to the President of the Company for total proceeds of $545,000 and 100 non-flow-through common shares at $0.10 for the total proceeds of $10.

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Unaudited)

8.	SEGMENT INFORMATION

All of the Company's operations are in the oil and gas industry in Canada.

9.	INCOME TAXES

A reconciliation of income tax expense at statutory rates with the reported income tax recovery is as follows:

		Period from
	Three months	inception on
	ended	March 4, 2006
	March 31,	to December
	2007	31, 2006

Loss for the year before income taxes	$(275,984)	$(218,442)

Income tax recovery at statutory rates	$(98,306)	$(74,489)
Unrecognized benefit of non-capital losses and resource expenditures	277,381	74,489

Total income tax expense	$179,075	$-

The significant components of the Company's future income tax assets and liabilities are as follows:

	2004	2003
Future income tax asset:
Non-capital losses carried forward	166,358	-74,489

Future income tax liability:
Deferred exploration costs renounced	(345,433)	-
	(179,075)	74,489
Valuation allowance	-	(74,489)
Net future income tax liabilities	$(179,075)	$-

During the period ended December 31, 2006, the Company issued 9,287,144 common shares on a flow-through basis for gross proceeds of $1,013,000 which was renounced in 2007. The flow-through agreement required the Company to expend the $1,013,000 on Canadian exploration expenditures incurred on the Company’s mineral property interests (which has been met).

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Unaudited)

9.	INCOME TAXES (cont’d…)

The Company has non-capital losses of approximately $488,000 available for deduction against future taxable income. These losses, if not utilized will expire commencing in 2026. Future tax benefits which may arise as a result of these non-capital losses and other tax assets have not been recognized in these financial statements and have been offset by a valuation allowance.

10.	FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts payable and accrued liabilities and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

11.	SUBSEQUENT EVENTS

Subsequent to March 31, 2007, the Company:

a)	On April 3, 2007 the Company granted 600,000 options to the President of the Company and 400,000 options to the consultants of the Company at an exercise price of $0.25 expiring on April 2, 2011.

b)

On April 4, 2007 the Company acquired from Great Northern Oilsands Inc. a 50% interest in Alberta Oilsands Leases 7406080083 and 7406080084 for consideration of $425,000 payable upon closing of the agreement.

c)	On April 5, 2007 the Company granted 200,000 stock options at $0.25 issued to the Director of the Company and expiring on April 4, 2012.

d)

On April 30, 2007 the Company agreed to pay $110,000 to Terra Energy Inc. on behalf of Great Northern Oilsands Inc. towards the Eight Mile project. In consideration of the Company making the payment on behalf of Great Northern Oilsands Inc., Great Northern Oilsands Inc. agrees to convey three quarters of its 20% interest in the Eight Mile ( i.e. 15% interest). The agreement overrides the agreement as of March 27, 2007 between the Company and Great Northern Oilsands Inc. regarding funding 50% of the Eight Mile project.

e)

On May 2, 2007 the Company entered into the Letter of Intent with 21st. Fox Energy and Mining Ltd. to pay for the EM survey of Block 12/23b offshore UK in return to earn 70% net interest if committing before December 22, 2007.

f)	Issued 100,000 flow-through shares at $0.10 for gross proceeds of $10,000 as of April 30, 2007.

g)	Issued 1,606,000 non flow-through shares at $0.25 for gross proceeds of $401,500 as of April 30, 2007.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Unaudited)

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”). Material variations in the accounting principles, practices and methods used in preparing these consolidated financial statements from principles, practices and methods accepted in the United States (“United States GAAP”) are described and quantified below.

Consolidated financial statement balances under United States GAAP

The impact of the differences between Canadian GAAP and United States GAAP do not materially affect the balance sheet, statement of operations and statement of cash flows.

Oil and gas properties

Under both United States and Canadian GAAP, property, plant and equipment must be assessed for potential impairment.

Under Canadian GAAP, a ceiling test is applied to ensure that capitalized costs for oil and gas properties and equipment do not exceed the sum of estimated undiscounted, future net revenues from proven reserves less the cost incurred or estimated to develop those reserves, interest and general and administration costs, and an estimate for restoration costs and applicable taxes. Effective January 1, 2004, the CICA implemented a new pronouncement on impairment of long-lived assets, which required the impairment loss as a result of the ceiling test to be measured as the amount by which the carrying amount of the asset exceeds the expected future cash flows discounted using a risk free interest rate.

Under United States GAAP, costs accumulated in each cost center are limited to an amount equal to the present value, discounted at 10%, of the estimated future net operating revenues from proved reserves, net of restoration costs and income taxes. A ceiling test write-down was not required as at March 31, 2007 as none of the Company’s properties are producing.

Loss per share

Under both Canadian GAAP and United States GAAP basic loss per share is calculated using the weighted average number of common shares outstanding during the year.

Under United States GAAP, the weighted average number of common shares outstanding excludes any shares that remain in escrow, but may be earned out based on the Company incurring a certain amount of exploration and development expenditures. The weighted average number of shares outstanding under United States GAAP for the periods ended. March 31, 2007 and December 31, 2006 were the same as Canadian GAAP and accordingly, loss per share for the periods ended March 31, 2007 and December 31, 2006 are the same under both US and Canadian GAAP.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
MARCH 31, 2007
(Unaudited)

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d…)

Asset retirement obligations

Under United States GAAP, Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” requires companies to record the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. Under this standard, the initial recognition of the liability is capitalized as part of the asset cost and depreciated over its estimated useful life.

Canadian GAAP standards are the same as US GAAP and accordingly there are no asset retirement obligations in fiscal 2006.

Recent accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is not anticipated to have an impact on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 establishes a framework for measuring the fair value of assets and liabilities. This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards which permit, or in some cases require, estimates of fair market value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within that fiscal year. The Company is currently assessing the impact of SFAS No. 157 the Company’s financial position and results of operations, but does not anticipate a material impact.

In February, 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We are currently assessing the impact of SFAS No. 159 on our financial position and results of operations, but do not anticipate a material impact.

ST ONLINE CORP.

PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
(Unaudited)

MARCH 31, 2007

ST ONLINE CORP.
PRO-FORMA CONSOLIDATED BALANCE SHEET
(Expressed in U.S. dollars)
(Unaudited)
AS AT MARCH 31, 2007
	Park Place	ST Online		Pro-forma	Pro-forma
	Energy Inc.	Corp.	Note	Adjustments	Consolidated

ASSETS

Current Assets
Cash	$95,958	$-	2 (b)	$(14,127)	$5,006,831
			2 (f)	(75,000)
			2 (g)	5,000,000
Receivables	795	-		-	795
Due from related party	-	688		-	688
Prepaid expenses	3,436	-		-	3,436

	100,189	688		4,910,873	5,011,750

Loan Receivable	173,100	-			173,100

Equipment	-	2,436		-	2,436

Oil and Gas Properties	1,737,418	-		-	1,737,418

	$2,010,707	$3,124		$4,910,873	$6,924,704

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities
Bank overdraft	$-	$16		$-	$16
Accounts payable and accrued liabilities	122,205	13,207			135,412
Due to related party	566,316	5,000		-	571,316

	688,521	18,223			706,744

Future Income Taxes	154,989	-		-	154,989

Stockholders' equity (deficiency)
Capital stock	1,777,073	51	2 (b)	(15)	1,777,173
			2 (c)	(25)
			2 (d)	(11)
			2 (g)	100
Additional paid in capital	5,578	112,054	2 (c)	25	4,930,478
			2 (d)	(112,079)
			2 (f)	(75,000)
			2 (g)	4,999,900
Donated capital	-	23,250	2 (d)	(23,250)	-
Accumulated other comprehensive loss
Foreign currency cumulative translation
adjustment	(32,802)	-		-	(32,802)
Deficit	(582,652)	(150,454)	2 (b)	(14,112)	(611,878)
			2 (d)	150,454
			2 (d)	(15,114)
Total stockholder’s equity	1,167,197	(15,099)		4,915,000	6,062,971

	$2,010,707	$3,124		$4,910,873	$6,924,704

ST ONLINE CORP.
PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Expressed in U.S. dollars)
(Unaudited)
FOR THE THREE MONTHS ENDING MARCH 31, 2007

	Park Place	ST Online		Pro-forma	Pro-forma
	Energy Inc.	Corp.	Note	Adjustments	Consolidated

EXPENSES
Amortization	-	340			340
Consulting	107,834	-			107,834
Management fees	51,219	-		-	51,219
Office and general	47,159	11,502		-	58,661
Professional fees	23,863	-		-	23,863
Stock-based compensation	5,610	-		-	5,610

Loss before other item and income taxes	(235,685)	(11,842)		-	(247,527)

OTHER ITEM
Interest income	91	50		-	141

Loss before income taxes	(235,594)	(11,792)		-	(247,386)

Future income taxes	(152,867)	-		-	(152,867)

	(388,461)	(11,792)		-	(400,253)
Net loss

Other comprehensive income
	9,182	-		-	9,182
Foreign currency translation adjustment

	$(379,279)	$(11,792)		$-	$(391,071)
Comprehensive Loss

ST ONLINE CORP.
PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Expressed in U.S. dollars)
(Unaudited)

	Park Place
	Energy Inc.
	Period from	ST Online
	incorporation on	Corp.
	May 4, 2006 to	Year ended
	December 31,	September 30,		Pro-forma	Pro-forma
	2006	2006	Note	Adjustments	Consolidated

EXPENSES
Amortization	-	959			959
Consulting	92,184	-			92,184
Management fees	73,785	-		-	73,785
Office and general	10,986	66,208		-	77,194
Professional fees	19,150	-		-	19,150

Loss before other item	(196,105)	(67,167)		-	(263,272)

OTHER ITEM
Interest income	1,915	-		-	1,915

Net loss	(194,190)	(67,167)		-	(261,357)

Other comprehensive loss
	(41,984)	-		-	(41,984)
Foreign currency translation adjustment

	$(236,174)	$(67,167)		$-	$(303,341)
Comprehensive Loss

ST ONLINE CORP.
NOTES TO THE PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
(Unaudited)
MARCH 31, 2007

1.	BASIS OF PRESENTATION

The accompanying unaudited pro-forma consolidated financial statements of ST Online Corp. (“ST Online” or “the Company”) have been prepared by management from information derived from the financial statements of ST Online and the financial statements of Park Place Energy Inc. (“Park Place”) together with other information available to the Company.

On June 26, 2007, the Company entered into an agreement with Park Place and 0794403 BC Ltd. (“Subco”), a wholly owned subsidiary of the Company, in connection with Park Place’s acquisition of the Company. Under the terms of the agreement, the Company would subdivide its shares on a 12:1 ratio and Subco and Park Place would amalgamate to form an amalgamated company (“Amalco”) on the basis that each share of Park Place will be exchange for one-half a share of the Company and each share of Subco will be exchanged for one of Amalco. The new name for the Amalco will be Park Place Energy Inc.

The share exchange described above will result in a change in control of ST Online with Park Place’s former shareholders acquiring control of Amalco.

This transaction has been treated as a recapitalization of Park Place. Specifically, the pro-forma balance sheet presents the recapitalization of Park Place as if the transaction had been consummated as of March 31, 2007. The historical financial information included in the pro-forma statement of operations and comprehensive loss gives effect to the acquisition if it had been consummated at the start of the fiscal period.

In the opinion of the Company’s management, the pro-forma consolidated financial statements include all ` adjustments necessary for fair presentation of the transactions as described below.

The unaudited pro-forma consolidated financial statements are not necessarily indicative of the financial position which would have resulted if the combination had actually occurred as set out in Note 2.

The unaudited pro-forma consolidated financial statements should be read in conjunction with the September 30, 2006 audited financial statements and the March 31, 2007 unaudited financial statements of ST Online and the December 31, 2006 audited financial statements and the March 31, 2007 unaudited financial statements of Park Place.

The unaudited pro-forma consolidated financial statements of the Company have been compiled from and include:

a) ST Online’s unaudited financial statements as at March 31, 2007 and for the three months then ended, and its audited financial statements for the year ended September 30, 2006;

b) Park Place’s unaudited financial statements as at March 31, 2007 and for the three months then ended, and its audited financial statements for the period from incorporation on May 4, 2006 to December 31, 2006; and

c) the additional information set out in Note 2.

ST ONLINE CORP.
NOTES TO THE PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
(Unaudited)
MARCH 31, 2007

2.	PRO-FORMA TRANSACTIONS

The pro-forma consolidated financial statements were prepared based on the following assumptions:

a)	The Company will subdivide its shares on a 12:1 ratio such that thereafter the Company would have 61,447,800 shares outstanding and the Company would change its name to Park Place Energy Corp.

b)

A significant shareholder of the Company will exchange 18,000,000 post split (1,500,000 pre split) common shares of the Company held by him for the sum of $14,127 and the rights to the website currently forming the basis for the undertaking of ST Online, following which, the 18,000,000 common shares will be surrendered for cancellation

c)

A significant shareholder of the Company will sell 30,000,000 post split (2,500,000 pre split) common shares of the Company held by her to the President and CEO of Park Place, for total consideration of $10,000, following which, 27,000,000 of such shares will be surrendered for cancellation.

d)

Subco and Park Place will amalgamate to form Amalco, on the basis that each share of Park Place is exchanged for one-half a share of the Company and each share of Subco is exchanged for one share of Almalco.

As a result of the share exchange described above, the former shareholders of Park Place will acquire control of the Company. Accordingly, the acquisition constitutes a recapitalization of the Company and is accounted with the net liabilities of the Company recorded at fair value at the date of acquisition.

The cost of an acquisition should be based on the fair value of the consideration given, except where the fair value of the consideration given is not clearly evident. In such a case, the fair value of the net liabilities acquired is used.

The total purchase price of $(15,099) will be allocated as follows:

Cash	$688
Property and equipment	2,436
Bank overdraft	(16)
Accounts payable	(13,207)
Due to related party	(5,000)

$(15,099)

The net liabilities of $15,099 of the Company are treated as a charge to retained earnings of the combined enterprise.

e)

each outstanding stock option of Park Place will entitle the holder to acquire shares of the Company with such stock option adjusted to reflect the ratio of exchange of Park Place shares for the Company’s shares.

f)	The cost of the transactions is expected to be approximately $75,000, which consists of filing and professional fees.

ST ONLINE CORP.
NOTES TO THE PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
(Unaudited)
MARCH 31, 2007

2.	PRO-FORMA TRANSACTIONS (Cont…)

g)

In conjunction with the recapitalization, the Company is proposing to raise up to $5,000,000 by issuance of 10,000,000 units at $0.50 per unit. Each unit entitling the holder to a common share of the Company and one purchase warrant exercisable at $0.50 into a common share of the Company.

h)	The authorized share capital of the Company will be increased to 1,200,000,000 from 100,000,000 common shares.

3.	COMMON STOCK

Capital stock as at March 31, 2007 in the unaudited pro-forma consolidated financial statements is comprised of the following:

	Number	Capital	Additional
	of Shares	Stock	paid in capital

Authorized
1,200,000,000 common shares, par value $0.00001

Issued
Capital stock of Park Place as at March 31, 2007	13,657,244	$1,777,073	$5,578
Capital stock of the Company as at March 31, 2007	5,120,650	51	112,054
Shares issued by the Company pursuant to an 12:1 forward	56,327,150	-	-
stock split (Note 2 (a))
Capital stock of the Company surrendered for cancellation	(45,000,000)	(40)	25
(Note (b) & (c))
Shares issued by the Company in exchange for shares of	6,828,622	-	-
Park Place (Note 2 (d))
Capital stock of Park Place	(13,657,244)	-	-
Capital stock of the Company (Note 2 (d))	-	(11)	-
Additional paid in capital of the Company (Note 2 (d))	-	-	(112,079)
Share issue costs (Note 2 (f))			(75,000)
Units issued for cash (Note 2 (g))	10,000,000	100	4,999,900

	33,276,422	$1,777,173	$4,930,478

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

Date: August 7, 2007.	/s/ Eric Leslie
Eric Leslie
Secretary